Exhibit 10.3

SAVINGS INSTITUTE

PROFIT SHARING AND 401(K) SAVINGS PLAN

TABLE OF CONTENTS

ARTICLE I	1
INTRODUCTION	1

ARTICLE II	1
DEFINITIONS	1

ARTICLE III	8
ELIGIBILITY AND PARTICIPATION	8

ARTICLE IV	10
CONTRIBUTIONS	10
Employer Contribution	10
Salary Deferrals	10
Salary Deferral Limitations	14
Employer’s Matching Contribution	17
Matching Contribution Limitations	18
Multiple Use Provision	21
Employer’s Discretionary Contribution	22

ARTICLE V	22
ALLOCATION OF CONTRIBUTIONS	22
Establishment of Accounts	22
Allocations	23
Limitations on Allocations	25
PAYMENT OF BENEFITS	29
Retirement, Death or Disability	29
Other Terminations	29
Form of Payment	31
Timing of Distribution	31
Beneficiary	33

ARTICLE VII	34
ADMINISTRATION	34
Designation of Administrator	34
Administrator’s Duties and Responsibilities	34
Payment of Expenses	35
Valuation and Statements	35
Claims Procedure	35
Employer’s Duties and Responsibilities	36
Amendment, Termination, and Mergers	36
Exercise of Discretion	38
Fiduciary Liability	38
Indemnification by Employer	38

ARTICLE VIII	39
TRUSTEE	39
Basic Responsibilities Of The Trustee	39
Investment Powers and Duties of The Trustee	39
Other Powers of The Trustee	40
Duties of The Trustee Regarding Payments	42
Trustee’s Compensation and Expenses and Taxes	43
Annual Report of the Trustee	43
Audit	44
Resignation, Removal and Succession of Trustee	45
Direct Rollover From Plan	45
Rollovers	47
Participant Loans	47
Directed Investments	49

ARTICLE IX	50
TOP HEAVY	50
Minimum Benefits	50
Definitions	50

ARTICLE X	53
MISCELLANEOUS	53

SAVINGS INSTITUTE PROFIT SHARING

AND 401(K) SAVINGS PLAN

This Agreement is made and entered into by and between Savings Institute (“the Employer”) and Savings Institute Trust Department (the “Trustee”).

ARTICLE I

INTRODUCTION

1.01 This Plan and Trust was originally adopted by the Employer effective January 1, 1990 (the “Effective Date”), for the exclusive benefit of the Participants and their Beneficiaries. The Plan was subsequently amended and restated in its entirety, effective January 1, 1997.

1.02 The Plan is a Profit Sharing Plan and is intended to qualify under the provisions of Sections 401(a) and 401(k) of the Internal Revenue Code of 1986.

1.03 The Trust is intended to be exempt from taxation under the provisions of Section 501(a) of the Internal Revenue Code of 1986.

1.04 This Plan and Trust shall hereafter be called the Savings Institute Profit Sharing and 401(k) Savings Plan (“the Plan”).

1.05 The Employer, effective for Plan Years beginning after December 31, 1996, or as otherwise provided hereunder, hereby amends and restates the Plan and Trust to comply with the General Agreement Tariffs and Trades Act of 1994 (GATT), the Uniformed Services Employment and Reemployment Rights Act of 1994 (USERRA), the Small Business Job Protection Act of 1996 (SBJPA), the Taxpayer Relief Act of 1997 (TRA 97), and other recently enacted laws, as well as the other requirements of the Code and ERISA, both as amended.

ARTICLE II

DEFINITIONS

2.01 “Administrator” shall mean the person designated by the Employer pursuant to Section 7.01 to administer the Plan on behalf of the Employer. The Administrator shall be the Plan’s “named fiduciary” and shall have the authority and responsibilities set forth in Article VII.

2.02 “Anniversary Date” shall mean December 31 of each Plan Year.

2.03 “Beneficiary” shall mean the person or entity determined in accordance with Section 6.05.

2.04 “Break in Service” shall mean a Plan Year during which a Participant has not completed more than 500 Hours of Service with the Employer.

(a) A Participant shall not incur a Break in Service as a result of an authorized leave of absence provided the Participant returns to the employ of the Employer within thirty (30) days after the termination of such authorized leave of absence, unless such return is prevented by the Participant’s retirement, death or Disability.

(b) A Participant shall not incur a Break in Service as a result of a leave of absence covered by the Family and Medical Leave Act of 1993 provided the Participant returns to the employ of the Employer within thirty (30) days after the termination of such authorized leave of absence, unless such return is prevented by the Participant’s retirement, death or Disability.

(c) A Participant who is reemployed by the Employer in the period during which his right to reemployment after the completion of qualified military service (as defined in Code Section 414(u)(5)) is protected by federal law, shall not incur a Break in Service as a result of such qualified military service. This subsection shall be effective as of the later of (1) the Effective Date, or (2) December 12, 1994.

(d) A Participant shall not incur a Break in Service as a result of a certified maternity or paternity leave of absence from work of the Employer provided such leave is as a result of the Participant’s pregnancy, the birth of the Participant’s child, the placement of a child with the Participant in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement. Not more than 501 Hours of Service shall be credited for such absence and may be credited, if necessary to prevent a Break in Service, in the Plan Year the absence begins, or in the immediately following Plan Year.

(e) A Participant shall be credited with the Hours of Service that the Participant would otherwise have been regularly credited but for any authorized absence provided by this Section, or in any case in which such Hours of Service cannot be reasonably ascertained, with 8 Hours of Service for each day of such absence.

2.05 “Code” shall mean the Internal Revenue Code of 1986, as amended.

2.06 “Compensation” shall mean a Participant’s total salary, wages and other compensation paid during the Plan Year by the Employer that is currently includable in gross income for federal income tax purposes, excluding fringe benefits, reimbursements or other expense allowances.

(a) Compensation shall not include any form of severance payments, whether for past, present or future services, or otherwise, paid to any Employee subsequent to the Employee’s termination of employment with the Employer. This subsection (a) shall not apply to a former Employee’s final regular paycheck that may be received by the Employee in the normal course of business, after the Employee’s termination of employment.

(b) Compensation shall not include amounts contributed by the Employer under this Plan or, (with the exception of salary reductions made pursuant to Section 4.02, if applicable), any other qualified plan of deferred compensation.

(c) For purposes of this Plan, the maximum amount of Compensation that may be taken into account in any Plan Year shall not exceed the dollar limitation contained in Section 401(a)(17) of the Code in effect for the beginning of the Plan Year.

For Plan Years beginning on or after January 1, 1994, the annual Compensation of each Participant taken into account under the Plan shall not exceed $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any period not exceeding 12 months, over that Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the annual compensation limit is an amount equal to the otherwise applicable annual compensation limit multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12. If Compensation for any prior determination period is taken into account in determining a Participant’s benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the applicable annual compensation limit in effect for that prior determination period. For any short Plan Year, the Compensation limit shall be an amount equal to the Compensation limit for the calendar year in which the Plan Year begins, multiplied by the ratio obtained by dividing the number of full months in the short Plan Year by twelve (12).

(d) Compensation shall include salary reduction amounts contributed by a Participant to plans maintained pursuant to Code Sections 125, 132(f), 401(e)(8), 402(h), 403(b), or 457.

(e) Compensation with respect to a partner of the Employer or a self-employed individual (as defined in Code Section 401(c)(1)(B)) shall mean the Earned Income derived from the Employer. For purposes of the Plan, Earned Income” shall mean the net earnings from self-employment in the trade or business with respect to which the Plan is established, for which personal services of the individual are a material income-producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by contributions by the Employer to a qualified plan to the extent deductible under Code Section 404. Net earnings shall be determined with regard to the deduction allowed to the taxpayer by Code Section 164(f) for taxable years beginning after December 31, 1989.

2.07 “Disability” shall mean a physical or mental condition of a Participant resulting from bodily injury, disease, or mental disorder which renders him incapable of continuing any gainful occupation and which condition constitutes total disability under the federal Social Security Act. The Disability of a Participant shall be conclusively determined by the Administrator.

2.08 [RESERVED]

2.09 “Employee” shall mean any person who is employed, and classified, by the Employer as a common law employee and any person who has Earned Income (as defined in Section 2.06(e)) derived from the Employer, as well as an Owner-Employee, which for purposes of this Plan shall mean an individual who is a sole proprietor, or who is a partner owning more than 10 percent of either the capital or profits interest of the Employer. Employee shall not include independent contractors. To the extent required by Code Section 414(n), and the regulations promulgated thereunder, “Employee” shall also include “Leased Employees.”

2.10 “Employer” shall mean Savings Institute, a corporation organized and existing under the laws of the State of Connecticut, any successor which shall maintain this Plan (including a holding company), and any Affiliated Employer. For purposes of the Plan, an “Affiliated Employer” shall mean any member of a controlled group of corporations which includes the Employer, or entities under common control with the Employer, or an affiliated service group which includes the Employer, as defined in Sections 414(b), 414(c) and 414(m) of the Code, respectively or any other entity required to be aggregated with the Employer pursuant to Code Section 414(o). Employees of Affiliated Employers shall not be eligible to participate in this Plan, unless such Affiliated Employer has specifically adopted this Plan in writing, by executing a Participation Agreement with the Employer and Trustees.

2.11 “Employer’s Discretionary Contribution” shall have the meaning set forth in Section 4.07.

2.12 “Employer’s Matching Contribution” shall have the meaning set forth in Section 4.04.

2.13 “Entry Date” shall have the meaning set forth in Section 3.02.

2.14 “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

2.15 “Forfeiture” shall have the meaning set forth in Section 6.02(c) and shall include any amounts treated as a Forfeiture pursuant to Sections 4.04 and 4.05(d)(ii).

2.16 “Highly Compensated Participant” shall mean Highly Compensated Active Employees and Highly Compensated Former Employees. A Highly Compensated Active Employee includes any Employee who performs service for the Employer during the determination year and who, during the look-back year, received Compensation from the Employer in excess of $80,000 (as adjusted pursuant to Code Section 415(d)). For the 1997, 1998, 1999, 2000, 2001 and subsequent Plan Years, the application of the foregoing sentence shall be limited to Employees who are members of the Top-Paid Group for such year. An Employee is in the Top-Paid Group of Employees for any Plan Year if such Employee is in the group consisting of the top 20 percent of the Employees when ranked on the basis of Section 415 Compensation (as defined in Section 5.03(d)(iii)) paid during the Plan Year, excluding, however, (a) Employees who have not completed 6 months of service, (b) Employees who normally work less than 17.5 hours per week, (c) Employees who normally work not more than 6 months during the Plan Year, (d) Employees who have not attained age 21, and (e) except as otherwise provided by regulations promulgated by the Secretary of the Treasury or his delegate, Employees who are included in a unit of Employees covered by a collective bargaining agreement between employee representatives and the Employer. The term Highly Compensated Employee also includes Employees who are 5 percent owners at any time during the look-back year or determination year. For this purpose, the determination year shall be the Plan Year. The look-back year shall be the twelve-month period immediately preceding the determination year. A Highly Compensated Former Employee includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Employer during the determination year, and was a Highly Compensated Active Employee for either the separation year or any determination year ending on or after the Employee’s 55th birthday. The determination of who is a Highly Compensated Employee will be made in accordance with Code Section 414(q) and the regulations promulgated thereunder.

2.17 “Hour of Service” shall mean

(a) (1) each hour for which an Employee is paid or entitled to payment by the Employer for the performance of duties during the applicable computation period; (2) except as provided in subsection (b), each hour for which an Employee is paid or entitled to payment by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity, disability, lay-off, jury duty, military duty or leave of absence; (3) each hour for which back pay is awarded or agreed to by the Employer without regard to mitigation of damages.

(b) Notwithstanding subsection (a)(2) above, (i) no more than 501 Hours of Service will be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period); (ii) an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker’s compensation, or unemployment compensation or disability insurance laws; and (iii) Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

(c) For purposes of this Section, a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly, or indirectly through, among others, a trust fund, or insurer, to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

(d) The provisions of Department of Labor regulations 2530.200b-2(b) and (c) are incorporated herein by reference.

(e) Hours of Service under this Section shall be determined in accordance with the terms of the Family and Medical Leave Act of 1993 and the Uniformed Services Employment and Reemployment Rights Act of 1994.

2.18 “Leased Employee” shall mean any person (other than an Employee of the recipient) who pursuant to an agreement between the recipient and any other person (“leasing organization”) has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are performed under the primary direction or control of the recipient employer. A Leased Employee shall not be considered an Employee of the recipient: (a) if such employee is covered by a money purchase pension plan providing: (i) a non-integrated employer contribution rate of at least 10% of compensation, as defined in Code Section 415(c)(3), but including amounts that are contributed by the Employer pursuant to a salary reduction agreement and that are not includible in the gross income of the Participant under Code Sections 125, 402(e)(3), 402(h)(1)(B) or 403(b), (ii) immediate participation, and (iii) full and immediate vesting; and (b) if Leased Employees do not constitute more than 20% of the recipient’s non-highly compensated work force.

2.19 “Limitation Year” shall have the meaning set forth in Section 5.03(a).

2.20 “Normal Retirement Date” shall mean the first day of the month coinciding with or next following the Participant’s Normal Retirement Age, which is 65. A Participant’s Combined Account shall be nonforfeitable upon attaining his Normal Retirement Age.

2.21 “Participant” shall mean any Employee who has satisfied the requirements of Section 3.01, entered the Plan in accordance with Section 3.02, and has not ceased to be a Participant in accordance with Section 3.03.

2.22 “Participant’s Combined Account” shall have the meaning set forth in Section 5.02(f).

2.23 “Participant’s Deferred Compensation” shall have the meaning set forth in Section 4.02(a).

2.24 “Participant’s Discretionary Contribution Account” shall have the meaning set forth in Section 4.07.

2.25 “Participant’s Salary Deferral Account” shall have the meaning set forth in Section 4.02(c).

2.26 “Participant’s Salary Deferral Contribution” shall have the meaning set forth in Section 4.02(c).

2.27 “Plan Year” shall mean the fiscal year of the Employer which is the twelve (12) month period commencing on January 1 of each year and ending on December 31 of each such year. For years prior to the effective date of the Plan, the corresponding twelve (12) month period shall be the Plan Year.

2.28 “Trust Fund” shall mean all the assets held under the trust created hereunder.

2.29 “Year of Service” shall have the meanings set forth in subsection (a) and (b).

(a) For purposes of eligibility for participation, “Year of Service” shall mean the completion of a twelve (12) consecutive months computation period during which an Employee is credited with at least 1000 Hours of Service. The initial computation period shall begin with the date on which the Employee first performs an Hour of Service. The computation period shall shift to the Plan Year that includes the anniversary of the date on which the Employee first performed an Hour of Service. Any Employee who receives credit for a Year of Service in each of the initial and succeeding computation period shall be credited with a total of two (2) Years of Service.

(b) For purposes of vesting and for purposes of receiving an allocation pursuant to Article V, “Year of Service” shall mean a Plan Year during which an Employee is credited with at least 1000 Hours of Service.

Wherever used in this Plan, the singular or plural word and the masculine or feminine word shall be interpreted, as appropriate, to include the other word.

ARTICLE III

ELIGIBILITY AND PARTICIPATION

3.01 (a) Except as provided in subsection (b) and (c), every Employee who has completed a Year of Service and attained age twenty-one (21) shall become a Participant in this Plan on the applicable Entry Date.

(b) [RESERVED]

(c) Leased Employees (as defined in Section 2.18) and non-resident aliens shall not be eligible to participate in this Plan.

(d) Notwithstanding subsections (b) and (c) to the contrary, for purposes of vesting, “Years of Service” shall also include Years of Service during any period the Participant was not eligible to participate in the Plan by reason of subsections (b) and (c).

(e) Notwithstanding any provision to the contrary, any Employee who was a Participant in this Plan prior to the effective date of any amendment to the Plan shall continue to participate in the Plan.

(f) An Eligible Employee may, with the consent of the Employer, which consent shall be granted or withheld on a nondiscriminatory basis, elect, (on a form provided by the Administrator) not to participate in the Plan. Such election shall be communicated to the Employer and Administrator prior to the beginning of the Plan Year for which it shall be effective (or prior to the Participant’s Entry Date). Said election to waive participation shall continue in effect until the beginning of the Plan Year following communication to the Employer and Administration of a revocation of such election by the Eligible Employee.

3.02 (a) Except as provided in subsection (b), “Entry Date” shall mean the Effective Date, and the January 1, April 1, July 1 and October 1 of the Plan Year coinciding with or next following the completion of the requirements of Section 3.01.

(b) If the Employee has separated from the service of the Employer after completion of the requirements of Section 3.01 but prior to the Employee’s Entry Date as determined under subsection (a), then such Employee’s Entry Date shall be his date of rehire.

3.03 A Participant whose employment with the Employer has terminated shall cease to be a Participant as of the date he has incurred a Break in Service. If such Participant shall become subsequently reemployed by the Employer, the rehired Participant shall again become a Participant in accordance with the following:

(a) If the Participant had a vested benefit at the time of his termination the rehired Participant shall again become a Participant as of the date he again performs an Hour of Service.

(b) If the Participant did not have a vested benefit at the time of his termination, the rehired Participant shall again become a Participant as of the date he again performs an Hour of Service, unless the period of consecutive Breaks in Service is equal to or greater than five (5) or, if greater, the aggregate number of his Years of Service before the period of consecutive breaks in Service then such rehired Participant shall be treated as a new Employee who must again satisfy the requirements of Section 3.01.

3.04 Reclassified Employees. Unless necessary to satisfy the requirements of Code Sections 401(a)(4) or 410(b), any person who is retroactively reclassified (by a court or administrative agency) as a common law employee of the Employer, but who was not originally on the Employer’s payroll records as a common law employee, shall only be eligible to participate in the Plan prospectively from the date of such reclassification, provided such reclassified Employee has satisfied the requirements of Section 3.01.

ARTICLE IV

CONTRIBUTIONS

4.01 Employer Contribution. Each Plan Year the Employer shall make contributions to the Plan in amounts as provided in this Article.

(a) Deductibility Limit. Except as necessary to provide the minimum benefits required pursuant to Article IX the contributions made pursuant to this Section shall not exceed the maximum amount allowable as a deduction to the Employer under Code Section 404.

(b) Form of Contributions. Any contributions made pursuant to Section 4.01 shall be made in cash. Plan assets will be valued at their then fair market value.

(c) Timing of Contributions. Except as may be required by Section 4.02(c), all contributions shall be made to the Trustee not later than the due date of the Employer’s federal income tax return for that year, including extensions of time.

(d) No Participant Contribution Required. No Participant shall be required to make contributions to the Plan.

(e) Return of Contributions.

(i) Mistaken Contribution. If the Employer shall make a contribution pursuant to Section 4.01 which was, all or in part, based upon a mistake of fact, then upon written request of the Employer or Administrator the mistaken contribution, or if less, its current value shall be returned to the Employer by the Trustee within one year after the payment of the contribution.

(ii) Nondeductible Contribution. If the Employer shall make a contribution pursuant to Section 4.01 and a deduction therefore under Section 404 of the Code is disallowed, then upon written request of the Employer or Administrator the nondeductible contribution, or if less, its current value shall be returned to the Employer by the Trustee within one year after the disallowance of the deduction.

4.02 Salary Deferrals.

(a) Election. Subject to the provisions of Section 4.03, a Participant may elect, by salary reduction agreement provided by the Administrator, to have the Employer contribute to the Plan, on the Participant’s behalf, up to the maximum amount of his Compensation as is permitted by law, which amount shall be deemed the Participant’s Deferred Compensation.

A Participant’s Deferred Compensation during any calendar year may not exceed the dollar limitation contained in Section 402(g) of the Code in effect for such calendar year. For purposes of this subsection, a Participant’s Deferred Compensation shall include the cumulative deferrals of the Participant under any plans (in which the Participant participates) described in Code Section 402(g)(3), or the regulations promulgated thereunder, any salary reduction simplified employee pension described in Code Section 408(k)(6), any SIMPLE IRA plan described in Code Section 408(p), any eligible deferred compensation plan under Code Section 457, any plan described in Code Section 501(c)(18), and any employer contributions made on behalf of a Participant for the purchase of an annuity contract under Code Section 403(b) pursuant to a salary reduction agreement. In the event that this dollar limitation is exceeded, the Participant shall allocate the excess between the applicable plans and notify the Administrator by March 1st of the following calendar year of any excess deferrals that have been allocated to this Plan. The Administrator shall direct the Trustee to attempt to distribute such excess amount, and any income allocable to such amount, to the Participant not later than April 15th of the following calendar year.

(b) Payroll Authorization. Any Participant making the election provided in subsection (a), must authorize, by said salary reduction agreement, the Employer to deduct from the Participant’s pay an amount equal to his Participant’s Deferred Compensation. The Administrator shall adopt a policy that shall set forth how a Participant may change his election under subsection (a) and the amount of his payroll deduction under this subsection (b). A Participant shall be allowed to make or modify such election as of any Entry Date and may revoke such election at any time during the Plan Year upon 30 days written notice to the Administrator.

(c) Contribution. Each payroll period the Employer shall make the deductions authorized by subsection (b). The Employer shall, within 15 business days after the end of the month following such deduction, make a contribution to the Plan equal to the portion of the Participant’s Deferred Compensation deducted during that payroll period. Such contribution shall be deemed the Participant’s Salary Deferral Contribution and shall be allocated to the Participant’s Salary Deferral Account.

(d) Distribution Restrictions. Except as otherwise provided in this subsection, any amounts held in the Participant’s Salary Deferral Account may not be distributed prior to the Participant’s retirement, death, Disability or termination of employment with the Employer unless the Participant has attained age fifty-nine and one-half or as otherwise permitted by Code Section 401(k)(2)(B), or the regulations promulgated thereunder.

At the election of the Participant, and provided the Participant’s spouse, if applicable, has consented thereto in the manner provided in Section 6.05(b), the Administrator shall direct the Trustee to distribute to any Participant, or his Beneficiaries, all or a portion of the Participant’s Salary Deferral Account (but not any of the earnings on the Participant’s Salary Deferral Contributions except that earnings credited to a Participant’s Salary Deferral Account as of the end of the last Plan Year ending before July 1, 1989 may be distributed), valued as of the last Anniversary Date, in the case of proven financial hardship, except that any amounts allocated to the Participant’s Salary Deferral Account pursuant to Section 4.03(d) shall not be distributable in the case of proven financial hardship.

For purposes of this paragraph, a distribution constitutes a hardship only if the distribution is made on account of an immediate and heavy financial need of the Participant and is necessary to satisfy the financial need. The determination that a distribution constitutes a hardship shall be conclusively determined by the Administrator in a uniform, nondiscriminatory and objective manner.

A distribution is deemed to be on account of an immediate and heavy financial need of the Participant if the distribution is for:

(i) Expenses for medical care described in Code Section 213(d) previously incurred by the Participant, the Participant’s spouse, or any dependents of the Participant (as defined in Code Section 152) or is necessary for these persons to obtain medical care described in Code Section 213(d);

(ii) Costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

(iii) Payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, or the Participant’s spouse, children, or dependents (as defined in Code Section 152); or

(iv) Payments that are necessary to prevent the eviction of the Participant from the Participant’s principal residence or foreclosure on the mortgage on that residence; or

(v) Funeral expenses for a member of the Participant’s family.

A distribution is deemed necessary to satisfy an immediate and heavy financial need of the Participant if all of the following requirements are satisfied:

(i) The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant. The amount of an immediate and heavy financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution.

(ii) The Participant has obtained all distributions, other than hardship distributions, and all nontaxable (at the time of the loan) loans currently available under all plans maintained by the Employer.

(iii) The Plan and all other plans maintained by the Employer limit the Participant’s elective contributions for the next taxable year to the applicable limit under Code Section 402(g) for that year minus the Participant’s elective contribution for the year of the hardship distribution.

(iv) The Participant is prohibited, under the terms of the Plan or an otherwise legally enforceable agreement, from making elective contributions and employee contributions to the Plan and all other plans maintained by the Employer for at least 12 months after receipt of the hardship distribution. For this purpose the phrase “all other plans maintained by the Employer” means all qualified and nonqualified plans of deferred compensation maintained by the Employer. The phrase includes a stock option, stock purchase, or similar plan, or a cash or deferred arrangement that is part of a cafeteria plan within the meaning of Code Section 125. However, it does not include the mandatory employee contribution portion of a defined benefit plan. It also does not include a health or welfare benefit plan, including one that is part of a cafeteria plan within the meaning of Code Section 125.

In addition, a distribution generally may be treated as necessary to satisfy a financial need if the Employer relies upon the Participant’s written representation, unless the Employer has actual knowledge to the contrary, that the need cannot reasonably be relieved:

(i) Through reimbursement or compensation by insurance or otherwise;

(ii) By liquidation of the Participant’s assets;

(iii) By cessation of elective contribution or employee contributions under the Plan; or

(iv) By other distributions or nontaxable (at the time of the loan) loans from plans maintained by the Employer or by any other employer, or by borrowing from commercial sources on reasonable commercial terms in an amount sufficient to satisfy the need. A need cannot reasonably be relieved by one of the actions listed above if the effect would be to increase the amount of the need.

For the purposes of this paragraph, the Participant’s resources are deemed to include those assets of the Participant’s spouse and minor children that are reasonably available to the Participant.

(e) Vesting. A Participant’s Salary Deferral Account shall always be nonforfeitable.

4.03 Salary Deferral Limitations.

(a) For each Plan Year, the “actual deferral percentage” of all eligible Highly Compensated Participants (for the Plan Year) shall not exceed the greater of subparts (i) or (ii), below.

(i) The “actual deferral percentage” of all Employees who were eligible non-Highly Compensated Participants for the preceding Plan Year multiplied by 1.25; or

(ii) The “actual deferral percentage” of all Employees who were eligible non-Highly Compensated Participants for the preceding Plan Year multiplied by 2.0, provided, however, that the “actual deferral percentage” of all Highly Compensated Participants does not exceed the “actual deferral percentage” of all non-Highly Compensated Participants, by more than two (2) percentage points.

(iii) In the event that a Highly Compensated Participant shall be eligible to make salary deferrals pursuant to Section 4.02, and to receive Matching Contributions pursuant to Section 4.04, the Administrator shall make the reductions, if any, required by Section 4.06.

(iv) If permitted by Section 4.03(f), the “actual deferral percentage” of all eligible non-Highly Compensated Participants shall be determined using the preceding Plan Year’s average “actual deferral percentage” for such Participants, as provided by Code Section 401(k)(3), and the regulations promulgated thereunder (the “Prior Year ADP Testing Method”).

(b) The “actual deferral percentage”, for a specified group of Participants, shall be the average of the ratios (calculated separately for each Participant in such group), of

(i) The amount of the Participant’s Salary Deferral Contribution (without regard for distributions made pursuant to Section 4.02(a)) plus any amounts treated as a Participant’s Salary Deferral Contribution pursuant to Section 4.03(d)(ii) for such Plan Year, to

(ii) The Participant’s Compensation for such Plan Year.

(iii) For purposes of this Section, such ratios and “actual deferral percentages” for each group shall be calculated to the nearest one-hundredth of one percent of the Participant’s Compensation.

(iv) If the Prior Year ADP Testing Method is applicable to the first Plan Year, the actual deferral percentage of non-Highly Compensated Participants for the preceding year shall be three percent (3%).

(c) If the Administrator shall determine that the limitations of subsection (a) may be exceeded for the Plan Year, then, to the extent necessary to satisfy the requirements of subsection (a), the Administrator may reduce the future Participant Salary Deferral Contributions of all or some of the Participants in the Highly Compensated Participant group.

(d) If the Administrator shall determine that the limitations of subsection (a) have been exceeded for the Plan Year, then, to the extent necessary to satisfy the requirements of subsection (a):

(i) The Employer may make a contribution to the Plan, which contribution shall be allocated to the Participant Salary Deferral Account of each non-Highly Compensated Participant, in proportion to the total Participant Salary Deferral Contributions of all non-Highly Compensated Participants; or

(ii) The Employer may make a contribution to the Plan, which contribution shall be allocated to the Participant Salary Deferral Account of each non-Highly Compensated Participant, who was employed by the Employer on the Anniversary Date, beginning with the non-Highly Compensated Participant with the least amount of Compensation for the Plan Year, in an amount up to the maximum permitted by Sections 4.02(a) and 5.03; or

(iii) The Administrator, with the written consent of the Employer, may proportionately deem a portion of the Employer Matching Contribution or Employer Discretionary Contribution of all non-Highly Compensated Participants, as a Participant’s Salary Deferral Contribution, which amount shall be allocated to the Participant’s Salary Deferral Account of each such non-Highly Compensated Participant and be subject to the provisions of Section 4.02; or

(iv) The Administrator shall determine the portion and amount of the excess contribution for the Plan Year that is allocable to each Highly Compensated Participant. In order to determine the dollar amount of the excess contribution, the Administrator shall determine the dollar amount which would be necessary to reduce the “salary deferral contribution” of the Highly Compensated Employee” with the highest actual deferral percentage to cause his “salary deferral contribution” to equal the “salary deferral contribution” of the Highly Compensated Employee with the next highest “salary deferral contribution.” This process is repeated until the dollar amount of the excess contribution has been determined. In accordance with Code Section 401(k)(8)(C) and the regulations promulgated thereunder, the Administrator shall direct the Trustee to distribute (after the close of the Plan Year) the total dollar amount of the excess contribution (and any income allocable to such amount in accordance with the method normally used to allocate income of the Plan to Participants’ accounts) for such Plan Year to the High Compensated Participant who had the greatest amount of Participant Salary Deferral Contribution for such Plan Year, until his dollar amount is equal to the Highly Compensated Participant with the next greatest Participant Salary Deferral Contribution. This process is repeated until the total amount of the excess contribution has been distributed. The amount of any excess contribution to be distributed to any Participant pursuant to this subpart (iii) shall be reduced by any excess deferral previously distributed to such Participant for the Plan Year pursuant to Section 4.02(a). The Trustee shall attempt to distribute said excess contribution on or before the 15th day of the third month following the end of the Plan Year, but in no event shall the distribution be made later than the close of the following Plan Year; or

(v) Any combination of the above actions may be taken.

(e) For purposes of this Section 4.03:

(i) All cash or deferred arrangements included in this Plan are treated as a single cash or deferred arrangement.

(ii) Plans that are aggregated for purposes of Code Section 410(b) are treated as a single plan.

(iii) The rules of these subparagraphs (i) and (ii) shall not apply unless the plans to be aggregated have the same Plan Year and they shall not apply to a plan or portion of a plan described in Code Section 409 or 4975(e).

(iv) The Participant’s Deferred Compensation may not be taken into account for purposes of determining whether any other contribution under any plan satisfy the requirements of Code Section 401(a).

(f) The Plan shall be tested under the Prior Year ADP Testing Method for the following Plan Years: 2002 and subsequent years.

4.04 Employer’s Matching Contribution.

(a) Each Plan Year the Employer shall make a matching contribution equal to fifty percent (50%) of the Participant’s Salary Deferral Contribution. Such matching contribution shall be deemed the Employer’s Matching Contribution and shall be allocated to the Participant’s Matching Contribution Account. The Participant’s Matching Contribution shall be determined on a payroll by payroll basis.

(b) The Employer shall limit the maximum percentage that may be allocated as an Employer’s Matching Contribution to any Participant’s Matching Contribution Account to three percent (3%) of Compensation.

(c) Any Participant actively employed during the Plan Year shall be eligible to sharing in the allocations made pursuant to this Section 4.04 for the Plan Year.

(d) [RESERVED]

(e) In the event the Employer has made (during the Plan Year) an Employer’s Matching Contribution to the Plan on behalf of a Participant for such Plan Year (notwithstanding the provisions of subsections (c) and (d), then such Employer’s Matching Contribution shall remain in the Participant’s Matching Contribution Account of such Participant and shall become nonforfeitable in accordance with the provisions of Article VI.

(f) In the event that the Plan would otherwise fail to satisfy the requirements of the ratio percentage test set forth in Code Section 410(b)(1)(B), and the regulations promulgated thereunder (the “Ratio Percentage Test”), then, Participants who are otherwise not eligible for a contribution under this Section as a result of their failure to satisfy the requirements of subsections (c) or (d), shall nonetheless be eligible for a contribution under this Section as follows:

(i) Contributions under this subsection shall be given to one Participant at a time, adding only the smallest number of Participants that allows the Plan to satisfy the Ratio Percentage Test.

(ii) First, Participants who were employed by the Employer as of the Anniversary Date (beginning with the Participant with the greatest number of Hours of Service during the Plan Year, in descending order) shall be given a contribution, until the Ratio Percentage Test has been satisfied. If two or more Participants have the same number of Hours of Service, then the Participant with the highest Compensation shall receive an allocation first.

(iii) Second, if the Ratio Percentage Test is still not satisfied, then Terminated Participants who were credited with at least 501 Hours of Service during the Plan Year (beginning with the Participants with the least amount of Compensation during the Plan Year, in ascending order) shall be given a contribution, until the Ratio Percentage Test has been satisfied. If two or more Participants have the same Compensation, then the Participant with the fewest number of Hours of Service shall receive an allocation first.

(iv) All individuals in similar circumstances shall be given equal treatment.

4.05 Matching Contribution Limitations.

(a) For each Plan Year, the “matching contribution percentage” of all eligible Highly Compensated Participants (for the Plan Year) shall not exceed the greater of subparts (i) or (ii), below.

(i) The “matching contribution percentage” of all Employees who were eligible non-Highly Compensated Participants for the preceding Plan Year multiplied by 1.25; or

(ii) The “matching contribution percentage” of all Employees who were eligible non-Highly Compensated Participants for the preceding Plan Year multiplied by 2.0, provided, however, that the “matching contribution percentage” of all Highly Compensated Participants does not exceed the “matching contribution percentage” of all non-Highly Compensated Participants, by more than two (2) percentage points.

(iii) In the event that a Highly Compensated Participant shall be eligible to make salary deferrals pursuant to Section 4.02, and to receive Matching Contributions pursuant to Section 4.04, the Administrator shall make the reductions, if any, required by Section 4.06.

(iv) If permitted by Section 4.05(g), the “matching contribution percentage” of all eligible non-Highly Compensated Participants shall be determined using the preceding Plan Year’s average “matching contribution percentage” for such Participants, as provided by Code Section 401(m)(2), and the regulations promulgated thereunder (the “Prior Year ACP Testing Method”).

(b) The “matching contribution percentage”, for a specified group of Participants, shall be the average of the ratios (calculated separately for each Participant in such group), of

(i) The amount of the Employer’s Matching Contribution and Participants’ Voluntary Contributions (if applicable) allocated to each Participant’s Matching Contribution Account (without regard for distributions made pursuant to Section 4.03(a)) and Participants’ Voluntary Contribution Account (if applicable), respectively, for such Plan Year, to

(ii) The Participant’s Compensation for such Plan Year.

(iii) For purposes of this Section, such ratios and actual “matching contribution percentages” for each group shall be calculated to the nearest one-hundredth of one percent of the Participant’s Compensation.

(iv) If the Prior Year ACP Testing Method is applicable to the first Plan Year, the matching contribution percentage of Non-High Compensated Participants for the preceding year shall be three percent (3%).

To the extent permitted by regulations promulgated under the Code, the Administrator may elect to take into account elective deferrals (as defined in Code Section 402(g)(3)(A) and qualified nonelective contributions (as defined in Code Section 401(m)(4)(C)) under this Plan or any other plan of the Employer.

(c) If the Administrator shall determine that the limitations of subsection (a) may be exceeded for the Plan Year, then, to the extent necessary to satisfy the requirements of subsection (a), the Administrator shall reduce the future Employer’s Matching Contributions and Participants’ Voluntary Contributions (if applicable) of all Participants in the Highly Compensated Participant group.

(d) If the Administrator shall determine that the limitations of subsection (a) have been exceeded for the Plan Year, then, to the extent necessary to satisfy the requirements of subsection (a):

(i) The Employer may make a contribution to the Plan, which contribution shall be allocated to the Participant’s Matching Contribution Account of each non-Highly Compensated Participant, who has made Salary Deferral Contributions during the Plan Year, in proportion to the total Participant Salary Deferral Contributions of all non-Highly Compensated Participants, which contributions shall always be nonforfeitable and subject to the restrictions set forth in Section 4.02(d); or

(ii) The Employer may make a contribution to the Plan, which contribution shall be allocated to the Participant Matching Contribution Account of each non-Highly Compensated Participant, who has made Salary Deferral Contributions during the Plan Year, and who was employed by the Employer on the Anniversary Date, beginning with the non-Highly Compensated Participant with the least amount of Compensation for the Plan Year, in an amount up to the maximum permitted by Sections 4.04 and 5.03, which contributions shall always be nonforfeitable and subject to the restrictions set forth in Section 4.02(d);or

(iii) The Administrator may treat the excess matching contribution (and any income allocable to such amount in accordance with the method normally used to allocate income of the Plan to Participants’ accounts) as a Forfeiture and allocate the Forfeiture as provided by Section 5.02(e), except that any amount forfeited pursuant to this Section may not be allocated to Participants whose Employer Matching Contributions are reduced pursuant to this Section, and except that any Participant’s Matching Contributions that are vested may not be forfeited pursuant to this subpart (ii); or

(iv) The Administrator shall determine the portion and amount of the excess matching contribution for the Plan Year that is allocable to each Highly Compensated Participant. In order to determine the dollar amount of the excess matching contribution, the Administrator shall determine the dollar amount which would be necessary to reduce the “actual contribution percentage” of the Highly Compensated Employee” with the highest actual contribution percentage to cause his “actual contribution percentage” to equal the “actual contribution percentage” of the Highly Compensated Employee with the next highest “actual contribution percentage.” This process is repeated until the dollar amount of the excess matching contribution has been determined. In accordance with Code Section 401(m)(6)(C) and regulations promulgated thereunder, the Administrator shall direct the Trustee to distribute the vested portion of the excess matching contribution (and any income allocable to such amount) for such Plan Year to the Highly Compensated Participant who had the greatest amount of Participant Matching Contribution for such Plan Year, until his dollar amount is equal to the Highly Compensated Participant with the next greatest Participant Matching Contribution. This process is repeated until the vested portion of the excess matching contribution has been distributed. The non-vested portion of any excess matching contribution to a Highly Compensated Employee shall be forfeited and allocated as provided in Section 5.02(e). The Trustee shall attempt to distribute said excess matching contribution on or before the 15th day of the third month following the end of the Plan Year, but in no event shall the distribution be made later than the close of the following Plan Year; or

(v) Any combination of the above actions may be taken.

(e) The determination of the amount of an excess matching contribution under this Section shall be made after the application of Sections 4.02(a) and 4.03 and the method of distributing such excess matching contribution shall comply with the requirements of Code Section 401(a)(4).

(f) For purposes of this Section 4.05:

(i) All cash or deferred arrangements included in this Plan are treated as a single cash or deferred arrangement.

(ii) Plans that are aggregated for purposes of Code Section 410(b) are treated as a single plan.

(iii) The rules of these subparagraphs (i) and (ii) shall not apply unless the plans to be aggregated have the same Plan Year and they shall not apply to a plan or portion of a plan described in Code Section 409 or 4975(e).

(iv) The Participant’s Deferred Compensation may not be taken into account for purposes of determining whether any other contribution under any plan satisfy the requirements of Code Section 401(a).

(g) The Plan shall be tested using the Prior Year ACP Testing Method for the following Plan Years: 2002 and subsequent years.

4.06 Multiple Use Provision.

(a) For each Plan Year, the sum of the “actual deferral percentage” and “matching contribution percentage” as determined under Sections 4.03(b) and 4.05(b), respectively, of all eligible Highly Compensated Participant may not exceed the greater of (i) or (ii) below.

(i) The greater of the “actual deferral percentage” or “matching contribution percentage” of all eligible non-Highly Compensated Participants multiplied by 1.25 plus the lesser of the “actual deferral percentage” or “matching contribution percentage” of all eligible non-Highly Compensated Participants multiplied by 2.0, provided, however, that this amount does not exceed the lesser of the “actual deferral percentage” or “matching contribution percentage” of all eligible non-Highly Compensated Participants by more than two (2) percentage points.

(ii) The lesser of the “actual deferral percentage” or “matching contribution percentage” of all eligible non-Highly Compensated Participants multiplied by 1.25 plus the greater of the “actual deferral percentage” or “matching contribution percentage” of all eligible non-Highly Compensated Participants multiplied by 2.0, provided, however, that this amount does not exceed the greater of the “actual deferral percentage” or “matching contribution percentage” of all eligible non-Highly Compensated Participants by more than two (2) percentage points.

(iii) The provisions of this Section 4.06(a) shall be deemed to have been satisfied if either the limitation set forth in Section 4.03(a)(i) was utilized to satisfy the requirements of Section 4.03, or the limitation set forth in Section 4.05(a)(i) was utilized to satisfy the requirements of Section 4.05.

(b) The limitations of subsection (a) shall be determined after application of the limitations set forth in Sections 4.03 and 4.05.

(c) If the Administrator shall determine that the limitations of subsection (a) have been exceeded for the Plan Year, then the Administrator shall take one or more (either alone or in combination) of the corrective actions set forth in Sections 4.03(d) and 4.05(d) no later than the last day of the following Plan Year.

4.07 Employer’s Discretionary Contribution. Each Plan Year the Employer may make a discretionary contribution to the Plan which contribution shall be deemed the Employer’s Discretionary Contribution and shall be allocated to the Participant’s Discretionary Contribution Account. Each Plan Year the Employer shall make a discretionary contribution to the Plan equal to the amount, if any, necessary to restore the Forfeited portions of a Participant’s Combined Account pursuant to Section 6.02(c).

ARTICLE V

ALLOCATION OF CONTRIBUTIONS

5.01 Establishment of Accounts. The Administrator shall establish and maintain the following accounts for each Participant:

(a)	Participant’s Salary Deferral Account

(b)	Participant’s Matching Contribution Account

(c)	Participant’s Discretionary Contribution Account

(d)	Participant’s Combined Account.

5.02 Allocations.

(a) Participant’s Salary Deferral Contributions. Any Participant’s Salary Deferral Contributions made on behalf of a Participant during the Plan Year, shall be allocated by the Administrator, as of each Anniversary Date, to the applicable Participant’s Salary Deferral Account.

(b) Employer’s Matching Contributions. Any Employer’s Matching Contributions made on behalf of a Participant during the Plan Year, shall be allocated by the Administrator, as of each Anniversary Date, to the applicable Participant’s Matching Contribution Account.

(c) Employer Discretionary Contributions. Employer Discretionary Contributions made pursuant to Section 4.07 shall first be applied to restore the Forfeited portions of a Participant’s Combined Account pursuant to Section 6.02(c) and any remaining Employer Discretionary Contribution shall be allocated by the Administrator, as of each Anniversary Date, to the Participant’s Discretionary Contribution Account of each Participant in the same proportion that each such Participant’s Compensation bears to the total Compensation of all such Participants.

(d) Net earnings or losses of the Trust Fund. As of each Anniversary Date, the fair market value of all assets of the Trust Fund shall be determined by the Trustee. Net earnings or losses of the Trust Fund for the Plan Year shall then be determined by the Trustee as of each Anniversary Date. Net earnings or losses shall mean gross earnings less all expenses and taxes, and shall include any increases or decreases in the fair market value of the investments during the year. As of each Anniversary Date, the net earnings and losses for the Plan Year shall be allocated by the Administrator to the applicable Account of each Participant during the Plan Year in the same proportion that each such Participant’s account balance, as of the beginning of the Plan Year, bears to the total account balance of all such Participants, as of the beginning of the Plan Year. The allocations shall be adjusted, by a method determined by the Administrator, for contributions and withdrawals made during the Plan Year.

(e) Forfeitures. As of each Anniversary Date any amounts which became Forfeitures since the preceding Anniversary Date shall be applied as follows:

(i) First applied to restore the Forfeited portions of a Participant’s Combined Account pursuant to Section 6.02(c), and to pay any expenses of the Plan;

(ii) Any remaining Forfeitures from a Participant’s Discretionary Contribution Account or Participant’s Matching Contribution Account shall be used to reduce the Employer’s Discretionary Contribution provided for by Section 4.07, and the Matching Contribution provided for by Section 4.04 for the Plan Year in which such Forfeitures occur.

(f) Participant’s Combined Account. The Participant’s Combined Account shall be the total of the Participant’s Salary Deferral Account, the Participant’s Matching Contribution Account, the Participants’ Rollover Account, Voluntary Contribution Account, and the Participant’s Discretionary Contribution Account.

(g) Participants whose employment is terminated as a result of their retirement, death or Disability shall share proportionately in the allocations made pursuant to this Section in the year of their termination regardless of whether the Participant is credited with a Year of Service during the Plan Year.

(h) Participants whose employment is terminated for a reason other than their retirement, death or Disability shall share in the allocations made pursuant to subsection (a) and (d) only, and shall not share in the allocations made pursuant to subsection (c) in the year of their termination.

(i) In the event that the Plan would otherwise fail to satisfy the requirements of the ratio percentage test set forth in Code Section 410(b)(1)(B), and the regulations promulgated thereunder (the “Ratio Percentage Test”), then, Participants who are otherwise not eligible for a contribution under this Section as a result of their failure to satisfy the requirements of subsections (c) or (h), shall nonetheless be eligible for a contribution under this Section as follows:

(i) Contributions under this subsection shall be given to one Participant at a time, adding only the smallest number of Participants that allows the Plan to satisfy the Ratio Percentage Test.

(ii) First, Participants who were employed by the Employer as of the Anniversary Date (beginning with the Participant with the greatest number of Hours of Service during the Plan Year, in descending order) shall be given a contribution, until the Ratio Percentage Test has been satisfied. If two or more Participants have the same number of Hours of Service, then the Participant with the highest Compensation shall receive an allocation first.

(iii) Second, if the Ratio Percentage Test is still not satisfied, then Terminated Participants who were credited with at least 501 Hours of Service during the Plan Year (beginning with the Participants with the least amount of Compensation during the Plan Year, in ascending order) shall be given a contribution, until the Ratio Percentage Test has been satisfied. If two or more Participants have the same Compensation, then the Participant with the fewest number of Hours of Service shall receive an allocation first.

(iv) All individuals in similar circumstances shall be given equal treatment.

5.03 Limitations on Allocations.

(a) Basic Limitation. Notwithstanding Section 5.02, and except as provided in subsection (b), the amount of “Annual Additions” which may be made to a Participant’s Combined Account during any Limitation Year shall not exceed the lesser of:

(i) $30,000, or such amount as may be prescribed or permitted by law; or

(ii) Twenty-five percent (25%) of the Participant’s Compensation for such Limitation Year.

For purposes of this Plan, the Limitation Year shall be the Plan Year.

(b) Multiple Plans Limitation.

(i) If any Participant is also covered at any time under a defined benefit plan maintained by the Employer, the sum of the defined contribution fraction and defined benefit fraction shall not exceed 1.0. If the sum of these fractions for a Limitation Year shall exceed 1.0, the Employer shall adjust the numerator of the defined benefit fraction by limiting benefits thereunder so that the sum of both fractions shall not exceed 1.0 in any Limitation Year for such Participant.

(ii) For purposes of this Section, the defined benefit fraction shall be equal to a fraction, the numerator of which is the “Projected Annual Benefit” of the Participant under the plan, as of the close of the Limitation Year, and the denominator of which is the lesser of (A) the product of 1.25, multiplied by the dollar limitation in effect under Section 415(b)(1)(A) of the Code for the Limitation Year, or (B) the product of 1.4, multiplied by the amount which may be taken into account under Section 415(b)(1)(B) of the Code with respect to such Participant under the plan for the Limitation Year. The denominator shall be adjusted in accordance with Sections 415(b)(2)(B), (C), (D) and 415(b)(5) of the Code.

(iii) For purposes of this Section, the defined contribution fraction shall be equal to a fraction, the numerator of which is the sum of the “Annual Additions” to the Participant’s accounts as of the close of the Limitation Year, and the denominator of which is the sum of the lesser of the following amounts determined for such Limitation Year and for each prior year of service with the Employer (A) the product of 1.25, multiplied by the dollar limitation in effect under Section 415(c)(1)(A) of the Code for such Limitation Year (determined without regard to Section 415(c)(6) of the Code), or (B) the product of 1.4, multiplied by the amount which may be taken into account under Section 415(c)(1)(B) of the Code with respect to such Participant under such plan for such Limitation Year.

(iv) If this Plan shall become a Top Heavy Plan (as defined in Section 9.02(e)), then “1.0” shall be substituted for “1.25” in subsections (c)(ii) and (c)(iii).

(v) In applying the limitations of this Section, all defined contribution plans maintained by the Employer (whether or not terminated) shall be aggregated as one plan, and all defined benefit plans maintained by the Employer (whether or not terminated) shall be aggregated as one plan.

(vi) The provisions of this subsection (b)(i)-(iv) shall apply only to Limitation Years beginning on or before December 31, 1999.

(c) Excess Annual Additions Adjustment. If for any Participant there are any Annual Additions in excess of the amounts permitted by this Section, then such excess amount shall be disposed of as follows:

(i) Any voluntary contributions made by a Participant during the Limitation Year shall be returned to the Participant.

(ii) If the Participant is covered by the Plan at the end of the Limitation Year, the excess amount shall be used to reduce Employer contributions for such Participant in the next Limitation Year, and each succeeding Limitation Year if necessary. Contributions made pursuant to Section 4.02 shall be reduced prior to reducing contributions under Section 4.06 hereof.

(iii) If any Participant is not covered by the Plan at the end of the Limitation Year, the excess amount shall be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer contributions for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year, if necessary.

(iv) If a suspense account is in existence at any time during the Limitation Year pursuant to this Section, it shall not participate in the allocation of net earnings or losses of the Trust Fund as provided in Section 5.02(d).

(d) Definitions. For purposes of this Section:

(i) “Annual Additions” shall mean, for each Limitation Year, the sum allocated to the Participant’s Combined Account, of:

(A) Employer contributions. Employer contributions shall not include any amounts transferred to this Plan from any other qualified plan (rollovers), or any contributions made pursuant to Section 6.02(c) to restore the previously Forfeited portions of a Participant’s Combined Account.

(B) Employee contributions. Employee contributions shall include any mandatory employee contributions and any voluntary employee contributions but shall not include any amounts transferred to this Plan from any other qualified plan (rollovers), repayment of loans made to a Participant from the Plan, any repayment of previously distributed amounts pursuant to Section 6.02(c).

(C) Forfeitures, if such Forfeitures are allocated to a Participant’s Combined Account.

(D) Individual Medical Accounts. Amounts allocated, after March 31, 1984, to an individual medical account, as defined in Section 415(1)(2) of the Code, which is part of a pension or annuity plan maintained by the Employer are treated as Annual Additions to a defined contribution plan. Also amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits, allocated to the separate account of a Key Employee, as defined in Section 419A(d)(3) of the Code, under a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the Employer are treated as Annual Additions to a defined contribution plan;

(E) SEP. Allocations under a simplified employee pension; and

(F) Contributions do not fail to be Annual Additions merely because such contributions are excess deferrals under Section 4.02, or excess contributions under Section 4.03, or excess matching contributions under Section 4.05, whether or not distributed under the terms of this Plan.

(ii) “Projected Annual Benefit” shall mean the Participant’s annual benefit (adjusted to the actuarial equivalent of a straight life annuity, if appropriate) under a defined benefit plan maintained by the Employer, assuming that the Participant will continue employment with the Employer until the later of his current age or the normal retirement age under the plan, and that the Participant’s Section 415 Compensation for the Limitation Year and all other relevant factors used to determine benefits under the Plan will remain constant for all future Limitation Years.

(iii) “Section 415 Compensation” shall mean the Participant’s wages, salaries, fees for professional service and other amounts received for personal services actually rendered in the course of employment with the Employer, including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses, and any amounts described in Sections 104(a)(3), 105(a) and 105(h) of the Code to the extent includable in the Participant’s gross income, any amounts paid or reimbursed by the Employer for moving expenses incurred by the Participant to the extent that such amounts are not deductible by the Participant under Section 217 of the Code, the value of any non-qualified stock options granted to a Participant by the Employer to the extent that the value of the option is includable in the Participant’s gross income for the taxable year in which granted, and the amount includable in the Participant’s gross income upon making the election described in Section 83(b). Section 415 Compensation shall not include (A) any contributions made by the Employer to a plan of deferred compensation to the extent that before the application of the limitations of Section 415 of the Code to that plan, the contributions are not includable in the Participant’s gross income for the taxable year in which contributed, or any distributions from a plan of deferred compensation, regardless of whether such amounts are includable in the Participant’s gross income when distributed. However, any amounts received by a Participant pursuant to an unfunded non-qualified plan may be considered as compensation in the Limitation Year such amounts are includable in the Participant’s gross income; (B) any amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (C) any amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; (D) any other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the Participant’s gross income), or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Section 403(b) of the Code whether or not the contributions are excludable from the Participant’s gross income; and (E) any amount which exceed the limitation set forth in Section

2.06(f). For limitation years beginning after December 31, 1991, for purposes of applying the limitations of this subsection, compensation for a limitation year is the compensation actually paid or made available during such limitation year.

Notwithstanding anything herein to the contrary, for Plan Years beginning on and after January 1, 1998, Section 415 Compensation shall include any elective deferrals (as defined in Code Section 401(g)(3)) and any amounts which are contributed or deferred by the Employer at the election of the Participant and which are not includable in the gross income of the Participant by reason of Code Sections 125, 132(f), 403(b) or 457.

ARTICLE VI

PAYMENT OF BENEFITS

6.01 Retirement, Death or Disability. A Participant, or his Beneficiary shall be entitled to distribution of the entire balance of his Participant’s Combined Account, determined as of the most recent Anniversary Date or other valuation date (adjusted for any subsequent contributions or distributions) upon:

(a) The Participant’s retirement on or after his Early (if applicable) or Normal Retirement Date;

(b) The Participant’s termination of employment as a result of his Disability; or

(c) The Participant’s death prior to his termination of employment. The Administrator may require acceptable proof of death and the Administrator’s determination of death shall be conclusive.

6.02 Other Terminations.

(a) If a Participant terminates his employment with the Employer prior to his Early (if applicable) or Normal Retirement Date, death or Disability he shall be entitled to distribution of the nonforfeitable percentage of his Participant’s Combined Account, determined as of the most recent Anniversary Date, or other valuation date.

(b) A Participant’s Salary Deferral Account, and Participant’s Matching Contribution Account shall always be nonforfeitable. Effective March 21, 2000, except as otherwise required by Section 9.03, a Participant’s Discretionary Contribution Account shall become nonforfeitable in accordance with the following schedule:

Participant’s Completed Years of Service	Nonforfeitable Percentage
1	0%
2	0%
3	25%
4	50%
5	100%

(c) (i) The portion of the Participant’s Combined Account which is not nonforfeitable shall become a Forfeiture upon the earlier of:

(A) the date of distribution (as made in accordance with Section 6.04) or deemed distribution as provided in subpart (v) of the nonforfeitable portion of a Participant’s Combined Account, or

(B) the last day of the Plan Year in which the Participant incurs five (5) consecutive Breaks in Service.

(ii) Forfeitures, if any, shall be reallocated as provided in Section 5.02(e).

(iii) If a Participant without a nonforfeitable benefit shall return to the employ of the Employer after incurring a Break in Service and the period of consecutive Breaks in Service is less than five (5) or, if greater, the aggregate number of his Years of Service (as defined in Section 2.29(b)) before the period of consecutive Breaks in Service then the rehired Participant shall have the previously Forfeited portion of his Participant’s Combined Account (plus any earnings such account would have been credited with had the account not been Forfeited) restored.

(iv) If a Participant with a nonforfeitable benefit shall return to the employ of the Employer after incurring a Break in Service and the Participant repays to the Trustee, (within the earlier of five (5) years from his date of rehire or the date he would have incurred five (5) consecutive one year Breaks in Service), the amount of any distribution he received as a result of his previous participation then the rehired Participant shall have the previously Forfeited portion of his Participant’s Combined Account restored.

(v) A terminated Participant without a nonforfeitable benefit shall be deemed to have received a distribution of zero dollars ($0.00) hereunder as of the date of his termination of employment.

(d) (i) Except as provided in subsection (d)(ii), for purposes of determining the nonforfeitable percentage of any amount restored to a Participant’s Combined Account pursuant to subsection (c) all Years of Service, whether prior to or subsequent to the Participant’s incurring a Break in Service, shall be counted, provided such Participant is credited with a Year of Service after the date of his reemployment.

(ii) If the Participant had a nonforfeitable interest in the Plan at the time of his termination and the period of consecutive Breaks in Service is greater than five (5) years, then such Participant, for purposes of this subsection (d) shall not receive credit for Years of Service subsequent to his termination of employment.

(e) The computation of a Participant’s nonforfeitable percentage of his Participant’s Combined Account shall not be reduced, directly or indirectly as the result of an amendment to this Section. In the event of an amendment to the vesting schedule set forth in this Section, a Participant with at least three (3) Years of Service may elect, during the election period, to have his nonforfeitable percentage determined under this Section without regard to such amendment. The Participant’s election period shall begin on the date such an amendment is adopted and shall end 60 days after the latest of (i) the adoption of the amendment, (ii) the effective date of the amendment, or (iii) the date the Participant receives written notice of such an amendment.

6.03 Form of Payment. Distributions shall be made in the form of a lump sum payment.

6.04 Timing of Distribution.

(a) The distributions required by Sections 6.01 and 6.02 shall be made as soon as administratively practicable following the Anniversary Date or other valuation date coinciding with or next following the Participant’s retirement, death, Disability or other termination of employment. Distributions shall require the Participant’s and his spouse’s written consent if the value of the Participant’s Combined Account exceeds $5,000 (or for distributions occurring in Plan Years beginning prior to August 6, 1997, exceeds, or ever exceeded $3,500).

(b) Unless the Participant otherwise elects, the payment of benefits to the Participant shall be made not later than the 60th day after the latest of the close of the Plan Year in which:

(i) The date on which the Participant attains age 65 (or Normal Retirement Age, if earlier),

(ii) Occurs the 10th anniversary of the year in which the Participant commenced participation in the Plan, or

(iii) The Participant terminates his service with the Employer.

For purposes of this subsection, a Participant’s and Spouse’s failure to consent to a distribution shall be treated as an election to delay the distribution.

(c) Minimum Required Distributions. All distributions shall be made in accordance with Code Section 401(a)(9) and the regulations promulgated thereunder. Specifically, notwithstanding any other provision to the contrary, the following shall apply.

(i) Non-5% Owners. Effective for Plan Years beginning after January 1, 1997, the Participant’s Combined Account of a Participant who is not a 5% owner (as defined in Code Section 416(i)), shall be distributed, not later than April 1st of the calendar year following the later of:

(A) The calendar year in which he attains age seventy and one-half (70 ½), or

(B) For Participants who attain age seventy and one-half (70 ½) in or after the adoption date of this amendment, in the calendar year in which the Participant terminates his service with the Employer, and for a Participant who attained age 70 ½ between January 1, 1996 and the adoption date of this amendment, may file a written election with the Plan Administrator, prior to the date the distribution would have been received under subpart (A), to delay the distribution under this subsection (c) until the April 1st of the calendar year following the calendar year in which the Participant terminates his service with the Employer.

(ii) 5% Owners. The Participant’s Combined Account of a Participant who is a 5% owner (as defined in Code Section 416(i)), shall be distributed, beginning not later than April 1st of the calendar year following the calendar year in which he attains age seventy and one-half (70 ½), in accordance with Code Section 401(a)(9) and the regulations promulgated thereunder, over the life of the Participant or over the lives of the Participant and a designated beneficiary (or over the life expectancy of the Participant or over the life expectancy of the Participant and a designated beneficiary).

(iii) TEFRA Election. A Participant who executed a valid “Section 242(b)(2) Election” by December 31, 1983, that has not been revoked or modified, may receive his distributions according to the terms of the Section 242(b)(2) Election, provided the spousal consent requirements of this Article are otherwise satisfied. A “Section 242(b)(2) Election” is an optional election provided by section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act of 1982 that meets the guidelines of IRS Notice 83-23. Such election is not valid for any assets rolled over into this Plan, unless such roll over was not at the direction of the Participant. A Participant may revoke his election at any time, but once revoked, it cannot be reinstated and the provisions of this subparts (i) and (ii) above will govern the distributions as if the election had not been made. In the event that such a revocation results in distributions being required for prior years, such distributions must be distributed by the December 31st following the calendar year in which the “Section 242(b)(2) Election was revoked.

(d) In the event that a Participant shall die before distribution of his Participant’s Combined Account begins, then the entire interest of the Participant shall be distributed within five (5) years after his date of death.

6.05 Beneficiary.

(a) The Beneficiary of the death benefit payable pursuant to Section 6.01 shall be the Participant’s spouse. If the Participant certifies that either (i) his spouse cannot reasonably be located, or (ii) he is not married, then he may designate, in writing on a form satisfactory to the Administrator, a Beneficiary other than his spouse.

(b) Notwithstanding subsection (a), a Participant may elect to waive his spouse as the Beneficiary of the death benefit provided his spouse consents thereto. Any such consent must be in writing, acknowledge the specific nonspouse beneficiary and the effect of the waiver, and be witnessed by a Plan representative or Notary Public. The Administrator shall provide each Participant written notice of his rights with regard to the Beneficiary of the death benefit. The designated nonspouse beneficiary may not be changed without again obtaining his spouse’s consent as provided herein unless the consent of the spouse expressly permits such changes by the Participant without any requirement of further consent by the spouse. Any consent by a spouse under this subsection shall be effective only with respect to such spouse.

(c) In the absence of any surviving designated Beneficiary or spouse, the Beneficiary shall be the Participant’s estate.

ARTICLE VII

ADMINISTRATION

7.01 Designation of Administrator.

(a) The Employer shall have the authority to designate the Administrator. In the absence of such a designation, the Employer shall act as Administrator.

(b) If more than one person is appointed as Administrator, (i) the Employer may specify the responsibilities and authority of each Administrator, (ii) in the absence of such specification, the Administrators may allocate the responsibilities and authority among themselves, (iii) in the absence of any specification or allocation of responsibilities or authority the Administrators shall act by a majority vote, and (iv) an Administrator shall be liable only for acts or omissions regarding responsibilities allocated to him.

7.02 Administrator’s Duties and Responsibilities. The Administrator, who shall be responsible for supervision and control of the operation of the Plan, shall have all the powers necessary or appropriate to properly administer the Plan including, but not necessarily limited to, the duty, power and authority:

(a) To make pertinent rules, regulations and procedures regarding Plan administration.

(b) To delegate all or part of his duties. To the extent such delegation was prudent, the Administrator shall not be liable for the acts or omissions of such delegate.

(c) To file annual reports, summary plan descriptions or other documentation with the Department of the Treasury and the Department of Labor as may be necessary or appropriate under the law.

(d) To provide each Participant and Beneficiaries with a summary annual report and summary plan description as required by law.

(e) To designate the Plan’s agent for service of legal process.

(f) To conclusively determine the eligibility of each Employee to participate, or to continue to participate, in the Plan.

(g) To determine the amount and kind of benefits to which a Participant may be entitled and to authorize and direct the Trustee with respect to the distributions of benefits from the Plan.

(h) To obtain and maintain the Plan records.

(i) To interpret the provisions of the Plan.

(j) To adopt any procedures necessary to carry out the provisions of the Plan.

(k) To compute the amount of any Employer contribution which should be made to the Trust Fund.

(l) To assist Participants regarding their rights, benefits and elections under the Plan.

(m) To appoint counsel, specialists, accountants, advisers, actuaries and other persons as the Administrator deems necessary or appropriate for the proper administration of the Plan.

(n) To obtain from the Employer and Trustee such information and data as the Administrator may reasonably request, which information and data the Employer and Trustee shall furnish in a timely manner.

(o) To rely upon information, data and advise which the Administrator has requested and obtained.

(p) To resign as Administrator, upon sixty (60) days (or at any time by mutual agreement with the Employer) written notice to the Employer.

7.03 Payment of Expenses. All expenses and fees of the Administrator, or counsel, specialists, advisers, accountants or actuaries appointed by the Administrator pursuant to Section 7.02(m) or the Employer pursuant to Section 7.06(c) shall be paid by the Trust Fund unless paid or advanced by the Employer.

7.04 Valuation and Statements. The Administrator shall, within a reasonable time after the end of each Plan Year, perform a valuation of the Plan and Trust, make the allocations required by Article V, and notify each Participant of the amount of Employer contributions allocated to his account for the Plan Year pursuant to Section 5.02(a), (b) and (c), the net earnings or losses of the Trust Fund allocated to his account for the Plan Year pursuant to Section 5.02(d) and the total value of his Participant’s Combined Account as of the Anniversary Date and the nonforfeitable percentage of his Participant’s Combined Account.

7.05 Claims Procedure.

(a) Claims for benefits under the Plan may be filed with the Administrator on forms supplied by the Administrator. Written notice of the disposition of a claim shall be furnished to the claimant within 90 days after the application is filed. In the event the claim is denied, the reasons for the denial shall be specifically set forth in the notice in language calculated to be understood by the claimant, pertinent provisions of the Plan shall be cited, and where appropriate, an explanation as to how the claimant can perfect the claim will be provided. In addition, the claimant shall be furnished with an explanation of the Plan’s claims review procedure.

(b) Any Employee, former Employee, or Beneficiary of either, who has been denied a benefit by a decision of the Administrator shall be entitled to request the Administrator to give further consideration to his claim by filing with the Administrator (on a form supplied by the Administrator) a request for a hearing. Such request, together with a written statement of the reasons why the claimant believes his claim should be allowed, shall be filed with the Administrator no later than 60 days after receipt of the written notification. The Administrator shall then conduct a hearing within the next 60 days, at which the claimant shall have an opportunity to submit written and oral evidence and arguments in support of his claim. At the hearing (or prior thereto upon 5 business days written notice to the Administrator) the claimant or his representative shall have an opportunity to review all documents in the possession of the Administrator that are pertinent to the claim at issue and its disallowance. Either the claimant or the Administrator may cause a court reporter to attend the hearing and record the proceedings. In such event, a complete written transcript of the proceedings shall be furnished to both parties by the court reporter. The full expense of any such court reporter and such transcripts shall be borne by the party causing the court reporter to attend the hearing. A final decision as to the allowance of the claim shall be made by the Administrator within 60 days of receipt of the appeal (unless there has been an extension of 60 days due to special circumstances, provided the delay and the special circumstances occasioning it are communicated to the claimant within the 60 day period). Such communication shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.

7.06 Employer’s Duties and Responsibilities. The Employer shall have all rights, powers, duties and responsibilities not specifically allocated to the Administrator or the Trustee hereunder, including, but not limited to, the duty, power and authority:

(a) To appoint and to remove an Investment Manager as to all or part of the assets of the Trust Fund provided such Investment Manager is either an investment adviser registered under the Investment Advisors Act of 1940, or a bank, or insurance company qualified to perform such services under the laws of the State where this document was executed.

(b) To establish a funding policy and method consistent with the objectives of this Plan, determining the Plan’s short and long-term financial needs, which shall be communicated to the Administrator and Trustee.

(c) To employ counsel, specialist, accountants, actuaries and other persons as the Employer deems necessary or appropriate for proper operation of the Plan.

(d) To appoint and remove the Administrator and Trustee whenever the Employer deems it necessary or appropriate for the proper administration of the Plan for the exclusive benefit of the Participants and their Beneficiaries.

(e) To make the contributions in accordance with Article IV.

(f) To supply any information or data reasonably requested by the Administrator or Trustee to enable them to perform hereunder.

(g) To amend, terminate or merge the Plan as provided in Section 7.07.

7.07 Amendment, Termination, and Mergers.

(a) The Employer may amend this Plan in whole or in part at any time. No such amendment shall cause any reduction in the amount credited to the account of any Participant. Any amendment that affects the rights, duties or responsibilities of the Trustee and Administrator shall require the Trustee’s and Administrator’s written consent. Any such amendment shall become effective as provided therein upon its execution. For the purpose of this subsection, a Plan amendment that has the effect of eliminating an optional form of benefit (as provided in Treasury regulations) shall be treated as reducing the amount credited to the account of a Participant.

(b) The Employer shall also have the right at any time to terminate the Plan by delivering to the Trustee and Administrator written notice of such termination. A complete discontinuance of the Employer’s contributions to the Plan shall be deemed to constitute a termination. Upon any termination (full or partial) or complete discontinuance of contributions, all amounts credited to the affected Participant’s Combined Account shall become nonforfeitable and all unallocated amounts shall be allocated to the accounts of all Participants in accordance with the provisions hereof. Upon such termination of the Plan, the Employer, by written notice to the Trustee and Administrator, may direct either:

(i) Complete distribution of the assets in the Trust Fund to the Participants, in cash or in kind, in one “qualified total distribution” (as such term is defined in the Code) as soon as the Trustee deems it to be in the best interests of the Participants, but in no event later than two years after such termination; or,

(ii) Continuation of the Trust created by this Plan and the distribution of benefits at such time and in such manner as though the Plan had not been terminated.

In no event, however, may a distribution be made to a Participant without the Participant’s consent if the balance of the vested portion of the Participant’s Account exceeds $5,000 and an Employer or an Affiliated Employer then maintains another defined contribution plan other than an employee stock ownership plan, nor may distribution be made to a Participant of a Participant’s Salary Deferral Account upon termination of this Plan if the Employer establishes or maintains another defined contribution plan except as otherwise permitted under Code Section 401(k)(10) or the regulations promulgated thereunder.

(c) This Plan and Trust may be merged or consolidated with, or its assets and/or liabilities may be transferred to any other Plan and Trust only if the benefits which would be received by a Participant of this Plan, in the event of a termination of the Plan immediately after such transfer, merger or consolidation, are at least equal to the benefits the Participant would have received if the Plan had terminated immediately before the transfer, merger or consolidation.

7.08 Exercise of Discretion. Any person with any discretionary power in the administration of the Plan shall exercise such discretion in a nondiscriminatory manner and shall discharge his duties with respect to the Plan in a manner consistent with the provisions of the Plan and with the standards of fiduciary conduct contained in Title I, Part 4, of ERISA.

7.09 Fiduciary Liability. In administering the Plan, neither the Administrator nor any person or member of a committee serving as the Administrator nor any person to whom the Administrator delegates any duty or power in connection with administering the Plan shall be liable, except in the case of his own willful misconduct, for:

(a) any act or failure to act,

(b) the payment of any amount under the Plan,

(c) any mistake of judgment made by him or on his behalf, or

(d) any omission or wrongdoing of any other member of the Administrator. No person or member of a committee serving as the Administrator shall be personally liable under any contract, agreement, bond, or other instrument made or executed by him or on his behalf as a member of a committee serving as the Administrator.

7.10 Indemnification by Employer. To the extent not compensated by insurance or otherwise, the Employer shall indemnify and hold harmless each person and each member of a committee serving as the Administrator, and each Employee of the Employer designated by the Administrator to carry out fiduciary responsibility with respect to the Plan from any and all claims, losses, damages, expenses (including counsel fees approved by the Employer) and liabilities (including any amount paid in settlement with the approval of the Employer), arising from any act or omission of such member or Employee, except where the same is judicially determined to be due to willful misconduct of such member or Employee. Anything herein to the contrary notwithstanding, no assets of the Plan may be used for any such indemnification.

ARTICLE VIII

TRUSTEE

8.01 Basic Responsibilities Of The Trustee. The Trustee shall have the following basic responsibilities:

(a) Consistent with the “funding policy and method” determined by the Employer pursuant to Section 7.06 to invest, to manage, and to control the Plan assets subject, however, to the direction of an Investment Manager if the Employer should appoint such manager as to all or a portion of the assets of the Trust Fund.

(b) At the direction of the Administrator, to pay benefits required under the Plan to be paid to Participants, or, in the event of their death, to their Beneficiaries;

(c) To maintain records of receipts and disbursements and to furnish to the Employer and Administrator for each Fiscal Year a written annual report in accordance with Section 8.06.

(d) If there shall be more than one Trustee, they shall act by a majority of their number, but may authorize one or more of them to sign papers on their behalf.

8.02 Investment Powers and Duties of The Trustee.

(a) The Trustee shall invest and reinvest the Trust Fund to keep the Trust Fund invested without distinction between principal and income and in such securities or property, real or personal, wherever situated, as the Trustee shall deem advisable, including, but not limited to, stocks, common or preferred, bonds and other evidences of indebtedness or ownership, and real estate or any interest therein. The Trustee shall at all times in making investments of the Trust Fund consider, among other factors, the short and long-term financial needs of the Plan on the basis of information furnished by the Employer. In making such investments, the Trustee shall not be restricted to securities or other property of the character expressly authorized by the applicable law for trust investments; however, the Trustee shall give due regard to any limitations imposed by law so that at all times this Plan may be qualified.

(b) The Trustee may employ a bank or trust company pursuant to the terms of its usual and customary bank agency agreement, under which the duties of such bank or trust company shall be of a custodial, clerical and record-keeping nature.

(c) The Trustee may from time to time with the consent of the Employer transfer to a common, collective, or pooled trust fund maintained by any corporate Trustee hereunder, all or such part of the Trust Fund as the Trustee may deem advisable, and such part or all of the Trust Fund so transferred shall be subject to all the terms and provisions of the common, collective, or pooled trust fund which contemplate the commingling for investment purposes of such trust assets with trust assets of other trusts. The trustee may, from time to time with the consent of the Employer, withdraw from such common, collective, or pooled trust fund all or such part of the Trust Fund as the Trustee may deem advisable.

(d) Discharge of Duties. Subject to the provisions of Section 8.12 hereof, the Trustees shall discharge their duties with respect to the Plan solely in the interests of the Participants and their Beneficiaries and:

(i) For the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses for administering the Plan;

(ii) With the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man, acting in like capacity and familiar with such matters, would use in the conduct of an enterprise of a like character and with like aims;

(iii) By diversifying the investments of the Trust Fund so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and

(iv) In accordance with the documents and instruments governing the Plan insofar as such documents and instruments governing the Plan are consistent with the provisions of ERISA.

8.03 Other Powers of The Trustee. The Trustee, in addition to all powers and authorities under common law, statutory authority and other provisions of this Plan, shall have the following powers and authorities:

(a) To purchase, or to subscribe for, any securities or other property and to retain the same. In conjunction with the purchase of securities, margin accounts may be opened and maintained;

(b) To sell, to exchange, to convey, to transfer, to grant options to purchase, or to otherwise dispose of any securities or other property held by the Trustee, by private contract or at public auction. No person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency, or propriety of any such sale or other disposition, with or without advertisement;

(c) To vote upon any stocks, bonds, or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights or other options, and to make any payments incidental thereto; to oppose, or to consent to, or to otherwise participate in, corporate reorganizations or other changes affecting corporate securities, and to delegate discretionary powers, and to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities, or other property;

(d) To cause any securities or other property to be registered in the Trustee’s own name or in the name of one or more of the Trustee’s nominees, and to hold any investment in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust Fund;

(e) To borrow or to raise money for the purposes of the Plan in such amount, and upon such terms and conditions, as the Trustee shall deem advisable; and for any sum so borrowed, to issue a promissory note as Trustee, and to secure the repayment thereof by pledging all, or any part, of the Trust Fund; and no person lending money to the Trustee shall be bound to see to the application of the money lent or to inquire into the validity, expediency, or propriety of any borrowing;

(f) To keep such portion of the Trust Fund in cash or cash balances as the Trustee may, from time to time, deem to be in the best interests of the Plan, without liability for interest thereon;

(g) To accept and to retain for such time as the Trustee may deem advisable any securities or other property received or acquired as Trustee hereunder, whether or not such securities or other property would normally be purchased as investments hereunder;

(h) To make, to execute, to acknowledge, and to deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted;

(i) To settle, to compromise, or to submit to arbitration any claims, debts, or damages due or owing to or from the Plan, to commence or to defend suits or legal or administrative proceedings, and to represent the Plan in all suits and legal and administrative proceedings;

(j) To employ suitable agents and counsel and to pay their reasonable expenses and compensation, and such agent or counsel may or may not be agent or counsel for the Employer;

(k) To rely upon information, data and advice which the Trustee has requested and obtained.

(l) To invest funds of the Trust in time deposits or savings accounts bearing a reasonable rate of interest in the Trustee’s bank;

(m) To invest in Treasury Bills and other forms of United States government obligations;

(n) To deposit monies in federally insured savings accounts or certificates of deposit in banks or savings and loan association, including those of the Employer;

(o) To consent to or to otherwise participate in reorganizations, recapitalizations, consolidations, mergers and similar transactions with respect to any securities and to pay any assessments or charges in connection therewith.

(p) To deposit any securities in any voting trust, or with any protective or like committee, or with a trustee or with depositories designated thereby.

(q) To sell or to exercise any options, subscription rights and conversion privileges and to make any payments incidental thereto.

(r) To exercise any of the powers of an owner, with respect to any securities or other property comprising the Trust Fund. The Administrator, with the Trustee’s approval, may authorize the Trustee to act on any administrative matter or class of matters with respect to which direction or instruction to the Trustee by the Administrator is called for hereunder without specific direction or other instruction from the Administrator.

8.04 Duties of The Trustee Regarding Payments.

(a) The Trustee will make distributions from the Trust only on instructions from the Administrator. The Trustee shall make distributions from the Plan at such times and in such amounts, to or for the benefit of the person entitled thereto under the Plan, as the Administrator directs in writing. Any undistributed part of a Participant’s interest in his accounts shall be retained in the Plan until the Administrator directs its distribution. If a dispute arises as to who is entitled to or should receive any benefit or payment, the Trustee may withhold or cause to be withheld such payment until the dispute has been resolved.

(b) As directed by the Administrator, the Trustee shall make payments out of the Trust Fund. Such directions or instructions need not specify the purpose of the payments so directed and the Trustee shall not be responsible in any way respecting the purpose or propriety of such payments except as mandated by ERISA.

(c) In the event that any distribution or payment directed by the Administrator shall be mailed by the Trustee to the person specified in such direction at the latest address of such person filed with the Administrator, and shall be returned to the Trustee because such person cannot be located at such address, the Trustee shall promptly notify the Administrator of such return. Upon the expiration of sixty (60) days after such notification, such direction shall become void, and unless and until a further direction by the Administrator is received by the Trustee with respect to such distribution or payment, the Trustee shall thereafter continue to administer the Trust as if such direction had not been made by the Administrator. The Trustee shall not be obligated to search for or ascertain the whereabouts of any such person.

8.05 Trustee’s Compensation and Expenses and Taxes.

(a) Unless the individual serving as Trustee otherwise receives full time pay from the Employer, then the Trustee shall be paid such reasonable compensation as shall from time to time be agreed upon in writing by the Employer and the Trustee. In addition, the Trustee shall be reimbursed for any reasonable expenses, including reasonable counsel fees incurred by it as Trustee. Such compensation and expenses shall be paid from the Trust Fund unless paid or advanced by the Employer. All taxes of any kind and all kinds whatsoever that may be levied or assessed under existing or future laws upon, or in respect of, the Trust Fund or the income thereof, shall be paid from the Trust Fund.

(b) Indemnification. The Employer shall indemnify and hold harmless each of the Trustees against any and all claims, loss, damages, expense, including legal fees and other expenses of litigation and liability arising from any action or failure to act, except when the same is judicially determined to be due to the gross negligence or willful misconduct of such Trustee.

8.06 Annual Report of the Trustee.

Within sixty (60) days after the later of the Anniversary Date or receipt of the Employer’s contribution for each Plan Year, the Trustee shall furnish to the Employer and Administrator a written statement of account with respect to the Plan Year for which such contribution was made setting forth:

(a) the net income, or loss, of the Trust Fund;

(b) the gains, or losses, realized by the Trust Fund upon sales or other disposition of the assets;

(c) the increase, or decrease, in the value of the Trust Fund;

(d) all payments and distributions made from the Trust Fund; and

(e) such further information as the Trustee and/or Administrator deems appropriate. The Employer, forthwith upon its receipt of each such statement of account, shall acknowledge receipt thereof in writing and advise the Trustee and/or Administrator of its approval or disapproval thereof. Failure by the Employer to disapprove any such statement of account shall be binding as to all matters embraced therein as between the Employer and the Trustee to the same extent as if the account of the Trustee had been settled by judgment or decree in an action for a judicial settlement of its account in a court of competent jurisdiction in which the Trustee, the Employer and all persons having or claiming an interest in the Plan were parties; provided, however, that nothing herein contained shall deprive the Trustee of its right to have its accounts judicially settled if the Trustee so desires.

8.07 Audit.

(a) If an audit of the Plan’s records shall be required for any Plan Year, the Administrator shall direct the Trustee to engage on behalf of all Participants an independent qualified public accountant for that purpose. Such accountant shall, after an audit of the books and records of the Plan in accordance with generally accepted auditing standards, within a reasonable period after the close of the Plan Year, furnish to the Administrator and the Trustee a report of the audit setting forth the accountant’s opinion as to whether each of the following statements, schedules or lists, or any others that are required by Section 103 of ERISA or the Secretary of Labor to be filed with the Plan’s annual report, are presented fairly in conformity with generally accepted accounting principles applied consistently:

(i) Statement of the assets and liabilities of the Plan;

(ii) Statement of changes in net assets available to the Plan;

(iii) Statement of receipts and disbursements, a schedule of all assets held for investment purposes, a schedule of all loans or fixed income obligations in default at the close of the Plan Year;

(iv) A list of all leases in default or uncollectible during the Plan Year;

(v) The most recent annual statement of assets and liabilities of any bank common or collective trust fund in which Plan assets are invested or such information regarding separate accounts or trusts with a bank or insurance company as the Trustee and Administrator deem necessary; and

(vi) A schedule of each transaction or series of transactions involving an amount in excess of three percent (3%) of Plan assets.

All auditing and accounting fees shall be an expense of and may, at the election of the Administrator, be paid from the Trust Fund.

(b) If some or all of the information necessary to enable the Administrator to comply with Section 103 of ERISA is maintained by a bank, insurance company, or similar institution, regulated and supervised and subject to periodic examination by a state or federal agency, it shall transmit and certify the accuracy of that information to the Administrator as provided in Section 103(b) of ERISA within one hundred twenty (120) days after the end of the Plan Year or such other date as may be prescribed under regulations of the Secretary of Labor.

8.08 Resignation, Removal and Succession of Trustee.

(a) The Trustee may resign upon sixty (60) days (or at any time by mutual agreement with the Employer) written notice to the Employer.

(b) The Employer may remove the Trustee by mailing by registered or certified mail, addressed to such Trustee at its last known address, a written notice of its removal.

(c) Upon the death, resignation, incapacity, or removal of any Trustee, a successor may be appointed by the Employer; and such successor, upon accepting such appointment in writing and delivering same to the Employer, shall, without further act, become vested with all the estate, rights, powers, discretions, and duties of his predecessor with like respect as if he were originally named as a Trustee herein. Until such a successor is appointed, the remaining Trustee or Trustees shall have full authority to act under the terms of this Plan.

(d) The Employer may designate one or more successors prior to the death, resignation, incapacity, or removal of a Trustee. In the event a successor is so designated by the Employer and accepts such designation, the successor shall, without further act, become vested with all the estate, rights, powers, discretions, and duties of his predecessor with the like effect as if he were originally named as Trustee herein immediately upon the death, resignation, incapacity, or removal of his predecessor.

(e) Whenever any Trustee hereunder ceases to serve as such, he shall furnish to the Employer and Administrator a written statement of account with respect to the portion of the Fiscal Year during which he served as Trustee. This statement shall be either (i) included as part of the annual statement of account for the Fiscal Year required under Section 8.06 or (ii) set forth in a special statement. Any such special statement of account should be rendered to the Employer no later than the due date of the annual statement of account for the Fiscal Year. The procedures set forth in Section 8.06 for the approval by the Employer of annual statements of account shall apply to any special statement of account rendered hereunder and approval by the Employer of any such special statement in the manner provided in Section 8.06 shall have the same effect upon the statement as the Employer’s approval of an annual statement of account. No successor to the Trustee shall have any duty or responsibility to investigate the acts or transactions of any predecessor who has rendered all statements of account required by Section 8.06 and this subparagraph.

8.09 Direct Rollover From Plan.

(a) This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Participant’s election under this Section, a Participant may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Participant in a Direct Rollover.

(b) An Eligible Rollover Distribution is any distribution of all or any portion of the nonforfeitable balance of the Participant’s Combined Account to the credit of the Participant, except that an Eligible Rollover Distribution does not include (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or joint life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and the Participant’s designated beneficiary, or for a specified period of ten years or more; (ii) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; (iii) the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); (iv) effective January 1, 2000, a hardship distribution permitted under Section 4.02(d).

(c) An Eligible Retirement Plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Participant’s Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

(d) For purposes of this Section only, a Participant includes an employee or former employee. In addition, the employee’s or former employee’s surviving spouse and the employee’s or former employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(q) of the Code, are Participants with regard to the interest of the spouse or former spouse.

(e) A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Participant.

(f) If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

(i) The Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

(ii) The Participant, after receiving the notice, affirmatively elects a distribution.

8.10 Rollovers to Plan.

(a) An Employee may, with the consent of the Administrator, which shall be granted or withheld in a uniform and nondiscriminatory manner, rollover to the Plan in cash or in kind, within sixty (60) days of his receipt thereof, all or any part of the amount distributed to him within one taxable year of the Employee as a rollover amount, as defined in Section 401(a)(5), 403(a)(4) and 408(d)(3) of the Code, to the extent permitted by the Code; provided, however, that no such rollover amount may include any amounts representing the Employee’s contributions. The Administrator may require such information or documentation with respect to any such rollover contribution hereunder as it deems necessary or desirable to enable it to determine that such a rollover is permitted by the Code.

(b) Furthermore, with the consent of, and at the direction of the Administrator, which consent shall be granted or withheld in a uniform and nondiscriminatory manner, the Trustee shall accept from a trustee or custodian on behalf of any Employee the amount of cash, securities, and other property standing to his account in any plan which is qualified pursuant to Section 401(a) of the Code provided such plan was not subject to the joint and survivor annuity requirements of Code Section 401(a)(11) and 417 with respect to such Participant. The Administrator may require such information or documentation with respect to any such transfer hereunder as it deems necessary or desirable to enable it to determine that such a transfer is permitted by the Code.

(c) Any amounts deposited in this Plan pursuant to this Section shall be held in a Rollover Account that shall be established and maintained by the Administrator for the benefit of such Employee. Any amounts held in the Rollover Account shall be nonforfeitable and with the consent of the Administrator may be withdrawn from the Plan by the Employee as of any Anniversary Date, or other valuation date.

8.11 Participant Loans. The Administrator may, at the request of a Participant, and in accordance with a written participant loan program established in accordance with pertinent regulations and forming part of this Plan, direct the Trustee to make a loan to such Participant. Any such loan shall conform to the requirements of this Section.

(a) Loans shall be made available to all Participants on a reasonably equivalent basis.

(b) Loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Participants.

(c) Loans shall bear a reasonable rate of interest.

(d) Loans shall be adequately secured. A Participant who receives a loan pursuant to this Section 8.11, shall be deemed to have pledged and assigned to the Trustee, as security for the loan, all of his right, title and interest in the Plan. The Administrator may require such additional security as he deems necessary or appropriate.

(e) Loans shall provide for substantially level amortization of principal and interest (with payments not less frequently than quarterly) over a period that shall not exceed five (5) years. However, loans used to acquire any dwelling unit that within a reasonable time is to be used (determined at the time the loan is made) as the principal residence of the Participant may provide for repayment over a reasonable period of time.

(f) Loans may be conditioned upon the consent of the Participant to repay such loans by payroll deduction.

(g) Any loan, when added to the outstanding balance of all loans to the Participant under this Plan, or any other qualified plan maintained by the Employer, shall neither exceed the vested balance of the Participant’s Combined Account nor exceed the lesser of (i) $50,000, reduced by the highest outstanding balance of any loan outstanding during the 12 month period immediately preceding the current loan, or (ii) one-half (1/2) of the total vested value of the Participant’s Combined Account.

(h) No Participant shall have more than one loan outstanding hereunder at any time.

(i) In no event shall a loan be made in an amount less than $1,000.

(j) Loans shall be charged against the Participant’s Salary Deferral Account, Participant’s Matching Contribution Account, Participant’s Rollover Account, or the Participant’s Discretionary Contribution Account as directed by the Participant, or on a pro rata basis if no direction is provided. For purposes of making the allocations of net earnings or losses of the Trust Fund, as provided in Section 5.02(d), amounts so charged against a Participant’s account shall not share in the net earnings or losses of the Trust Fund to the extent of the loan. Repayments of principal and interest shall be credited to the applicable accounts of the Participant.

(k) [RESERVED]

(l) In no event shall any amount be charged against a Participant’s Salary Deferral Account pursuant to subsection (j) or be deemed a distribution of such account until the Participant shall have attained the age of fifty-nine and one-half (59 1/2) died, become Disabled, Retired or shall have otherwise terminated his employment with the Employer.

(m) Loan repayments will be suspended under this Plan as permitted under Code Section 414(u)(4). This subsection shall be effective as of the later of (1) the Effective Date, or (2) December 12, 1994.

(n) If Section 6.03 permits distributions to be made in the form of an annuity, then no loan made to a Participant pursuant to this Section 8.11 may be secured with the Participant’s Combined Account unless the Participant’s spouse has irrevocably consented thereto in writing, which consent must acknowledge the effect of the loan and be witnessed by a Plan representative or Notary Public. Such spousal consent shall be obtained no earlier than the beginning of the 90-day period ending on the date on which the loan is secured with the Participant’s Combined Account. Such spousal consent shall be binding upon the consenting spouse and any subsequent spouse. A new consent shall be required if the loan is renegotiated, extended, renewed or otherwise modified.

8.12 Directed Investments. Notwithstanding the powers granted to the Trustee hereunder, the Administrator may direct the Trustee to divide the Trust Fund into two or more investment funds (hereinafter referred to as “Investment Funds”), the selection of which shall be solely the responsibility of the Administrator. If the Trustee has been so directed by the Administrator, each Participant shall have the right to direct the Trustee as to the investment of the Participant’s accounts under the Plan between or among such Investment Funds, and the Trustee shall invest each Participant’s accounts under the Plan as directed in writing by the Participant, such written direction to be in such form as the Trustee may require. Written investment directions from a Participant must be followed by the Trustee, and neither the Trustee nor any other person, including the Administrator, shall be under any duty to question any such direction of the Participant or to make any suggestions to the Participant in connection therewith. The Trustee shall comply as promptly as practicable with written directions given by a Participant hereunder. Any such direction may be of a continuing nature or otherwise and may be revoked by a Participant, as permitted under a procedure adopted by the Administrator to implement the provisions of this Section, upon written notice to the Trustee in such form as the Trustee may require. The Trustee shall not be responsible or liable for any loss or expense that may arise from or result from selection of Investment Funds by the Administrator or compliance with any investment directions from a Participant.

8.13 [RESERVED]

8.14 [RESERVED]

8.15 In-Service Distributions. A Participant who has attained the age of 59 ½ and is 100% vested in his Participant’s Combined Account, may, with the consent of the Administrator, which shall be granted or withheld in a uniform and nondiscriminatory manner, elect to withdraw all or any part of the vested portion of his Participant’s Combined Account provided the amounts to be withdrawn shall have been held in such Accounts for a period of at least two (2) years or the Participant has completed at least five (5) years of participation in the Plan.

ARTICLE IX

TOP HEAVY

9.01 Minimum Benefits.

(a) Except as provided in subsection (b), during any Plan Year that this Plan is a Top Heavy Plan, the Employer shall contribute, and allocate to the Participant’s Discretionary Contribution Account of each Participant who was employed by the Employer on the last day of the Plan Year and who is not a Key Employee, an amount:

(i) Equal to at least 3% of the Participant’s Section 415 Compensation (as defined in Section 5.03(d)(iii)) for the Plan Year; or

(ii) If less, the contribution percentage of Compensation allocated to the Key Employee receiving the highest such contribution percentage for the Plan Year (determined in accordance with the regulations promulgated under Section 416 of the Code) under this Plan and any defined contribution plan in an Aggregation Group, except that if this Plan and a defined benefit are required to be included in an Aggregation Group and if this Plan enables such other plan to meet the requirements of Sections 401(a)(4) or 410 of the Code, then the contribution shall be provided without regard to this subsection (a)(ii).

(b) If a Participant is also a participant in a defined benefit plan maintained by the Employer, the minimum benefit shall be provided under such defined benefit plan.

(c) If a non Key Employee participates in this Plan and another defined contribution plan of the Employer, the minimum contribution required by subsection (a) may be satisfied by combining the contributions provided under such plans.

(d) A Participant’s Deferred Compensation shall not be taken into account for purposes of satisfying the requirements of subsection (a), however the Participant’s Deferred Compensation of Key Employees shall be taken into account in determining the contribution percentage of Compensation allocated to a Key Employee for purposes of Section 9.01(a)(ii).

9.02 Definitions.

(a) “Aggregation Group” shall mean

(i) Any plan maintained by the Employer which has a Key Employee as a Participant; and

(ii) Any plan which enables a plan described in subsection (a) to satisfy the requirements of Section 401(a)(4) or 410 of the Code; and

(iii) At the election of the Administrator, any plan not described in subsections (a) and (b) if by adding such plan to the Aggregation Group, the resulting Aggregation Group, as a whole would continue to satisfy the requirements of Section 401(a)(4) and 410 of the Code.

(b) “Determination Date” shall mean the last day of the preceding Plan Year, or in the case of the first Plan Year, the last day of such Plan Year.

(c) For purposes of this Article, “Employee” shall have the meaning set forth in Section 2.09 and shall also include any former Employees and any Beneficiaries of the Employee or former employees, as determined by Section 6.05.

(d) “Key Employee” shall mean any Employee who, at any time during the Plan Year, or any of the preceding four (4) Plan Years, is:

(i) An officer of the Employer having Compensation greater than 50 percent of the dollar amount in effect under Section 415(b)(1)(A) of the Code for any such Plan Year. For this purpose, if there are more than three (3) officers of the Employer, no more than ten percent (10%) of all Employees, to a maximum of 50, shall be treated as officers.

(ii) An Employee having Compensation greater than an amount equal to the dollar limitation in effect under Section 415(c)(1)(A) of the Code for any such Plan Year provided such Employee owns one of the ten largest interests in the Employer an such interest is more than a one-half percent (.5%) interest in the Employer. For this purpose, if two Employees have the same ownership interest, the Employee having the larger Compensation for the Plan Year shall be treated as having a larger ownership interest.

(iii) An owner of at least a five percent (5%) interest in the Employer. For this purpose, “five percent owner” shall mean any person who owns more than five percent (5%) of the outstanding stock (or capital or profit interest) of the Employer or stock (or capital or profit interest) possessing more than five percent (5%) of the total combined voting power of all stock (or capital or profit interest) of the Employer.

(iv) An owner of at least a one percent (1%) interest in the Employer and the Employee has Compensation for the Plan Year greater than $150,000. For this purpose, “one percent owner” shall have the same meaning as “five percent owner” if “one percent” was substituted for “five percent.”

In determining ownership, the constructive ownership provisions of Section 318 of the Code shall be applied by substituting “5 percent” for “50 percent” in Section 318(a)(2) of the Code and the aggregation rules set forth in Sections 414(b), 414(c), 414(m) and 414(o) of the Code shall not apply.

(e) This Plan shall be a “Top Heavy Plan” for any Plan Year, if, as of the Determination Date:

(i) The Top Heavy Ratio exceeds 6/10; or

(ii) The Plan is part of an Aggregation Group and the Top Heavy Ratio of the Aggregation Group, as a whole, exceeds 6/10.

(f) “Top Heavy Ratio” shall be a fraction, the numerator of which is the sum of (i) the aggregate value of the accounts of Key Employees in any defined contribution plan in the Aggregation Group, and (ii) the present value of accrued benefit of Key Employees in any defined benefit plan in the Aggregation Group (using the actuarial assumptions and methods stated in such defined benefit plans), and (iii) any distributions from such accounts within five (5) years of the Determination Date, and the denominator of which is a similar sum determined for all Employees. The calculation of the Top Heavy Ratio shall be made in accordance with Code Section 416 and the Regulations promulgated thereunder.

9.03 Top Heavy Vesting. During any Plan Year that this Plan is a Top Heavy Plan the following schedule shall supersede and replace the schedule set forth in Section 6.02(b):

Participant’s Completed Years of Service	Nonforfeitable Percentage
2	20%
3	40%
4	60%
5	80%
6	100%

ARTICLE X

MISCELLANEOUS

10.01 Upon the acceptance of any benefits under this Plan, the Employee shall be bound by the terms and conditions hereof. Unless otherwise provided herein, the rights and benefits, if any, of a former Employee who is not credited with an Hour of Service subsequent to the effective date of this amendment shall be determined in accordance with the provisions of the Plan as in effect on the date of his termination of employment.

10.02 This Plan and Trust shall be interpreted and construed in accordance with the ERISA, the Code, any regulations promulgated thereunder and the laws of the State of Connecticut.

10.03 This Plan shall be for the exclusive benefit of the Participants and their Beneficiaries and, except as specifically permitted by law, or the terms of this Plan no assets of the Trust Fund shall ever revert to, or be used or enjoyed by, the Employer.

10.04 All contributions hereunder are made on the condition that this Plan and Trust initially qualify under Sections 401(a) and 501 of the Code. Provided that the application for determination for initial qualification is made by the time prescribed by law for filing the Employer’s tax return for the taxable year in which the Plan is adopted, and if the Internal Revenue Service shall determine that this Plan and Trust do not initially qualify, the Administrator, upon the written request of the Employer, shall direct the Trustee to return to the Employer the then current value of any contributions made by the Employer.

10.05 All provisions of the Plan shall be interpreted and applied in a uniform and nondiscriminatory manner. This Plan may not discriminate in favor of “highly compensated employees” as that term is defined in Section 414(q) of the Code.

10.06 Any action of the Employer that is required, or permitted, under the terms of the Plan shall be performed by its governing body or any person duly authorized by said governing body.

10.07 (a) The benefits payable under this Plan shall neither (i) be subject in any manner (except as provided in subsection (b)) to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, attachment, legal process, or the like and any attempt to do so shall be void; nor (ii) be liable for, or subject to, the debts, contracts, liabilities, torts, or the like of any person.

(b) The rights and benefits under this Plan shall be subject to the rights afforded to any “alternate payee” under a “qualified domestic relations order” as those terms are defined in Section 414(p) of the Code. Furthermore, a distribution to an “alternate payee” shall be permitted if such distribution is authorized by a “qualified domestic relations order”, even if the affected participant has not separate from service and has not reached the “earliest retirement age” under the Plan.

10.08 In the event a distribution is to be made to a minor, then the Administrator may direct that such distribution be paid to the legal guardian, or parent of such minor Beneficiary and such a payment shall fully discharge the Trustee, Employer, and Plan from further liability on account thereof.

10.09 In the event that all, or any portion, of the distribution payable to a Participant or his Beneficiary hereunder shall, at the expiration of five (5) years after it shall become payable, remain unpaid solely by reason of the inability of the Administrator, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, to ascertain the whereabouts of such Participant or his Beneficiary, the amount so distributable shall be reallocated in the same manner as a Forfeiture pursuant to this Plan. In the event a Participant or Beneficiary is located subsequent to his benefit being reallocated, such benefit shall be restored.

10.10 This Plan shall not be deemed to constitute a contract between the Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon him as a Participant of this Plan.

10.11 In the event any claim, suit, or proceeding is brought regarding the Plan and Trust established hereunder to which the Trustee or the Administrator may be a party, and such claim, suit, or proceeding is resolved in favor of the Trustee or Administrator, they shall be entitled to be reimbursed from the Trust Fund for any and all costs, attorney’s fees, and other expenses pertaining thereto incurred by them for which they shall have become liable.

10.12 Every Fiduciary, except a bank or an insurance company, unless exempted by law shall be bonded by an appropriate corporate surety company in an amount not less than 10% of the amount of the funds such Fiduciary handles; provided, however, that the minimum bond shall be $1,000 and the maximum bond, $500,000.

10.13 Any payment to any Participant, his legal representative, Beneficiary, or to any guardian or committee appointed for such Participant or Beneficiary in accordance with the provisions of this Plan shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Trustee and the Employer, either of whom may require such Participant, legal representative, Beneficiary, guardian or committee, as a condition precedent to such payment, to execute a receipt and release thereof in such form as shall be determined by the Trustee or Employer.

10.14 Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Internal Revenue Code. This subsection shall be effective as of the later of (1) the Effective Date, or (2) December 12, 1994.

ARTICLE XI

SAFE HARBOR 401(K) PROVISIONS

11.01 Purpose. The purpose of this Article XI is to add provisions to the Plan, effective April 1, 2000, that are intended to satisfy the requirements of Code Sections 401(k)(12) and 401(m)(11).

11.02 Contribution.

(a) Prior to the beginning of each Plan Year, the Employer may elect, in the manner set forth in Section 11.03(b), to make a contribution pursuant to subsections (b) or (c) for such Plan Year.

(b) Employer 3% Safe Harbor Approach. The Employer may elect to make a non-elective contribution to the Plan equal to 3% of a Participant’s Compensation. Such contribution shall be allocated to the Participant’s Safe Harbor 3% Account, which shall be included as part of the Participant’s Combined Account.

(c) Employer Safe Harbor Match Approaches.

(i) Basic Match. The Employer may elect to make a matching contribution to the Plan equal to 100% of a Participant’s Salary Deferral Contribution up to 3% of such Participant’s Compensation, plus 50% of a Participant’s Salary Deferral Contribution between 3% and 5% of such Participant’s Compensation. (“Basic Safe Harbor Match”).

(ii) Enhanced Match. Alternatively, the Employer may elect to make a matching contribution to the Plan in an amount that is at least equal to the matching contribution that would be made pursuant to subclause (i) provided that the rate of matching contribution may not increase as a Participant’s rate of Participant’s Salary Deferral Contribution increases. (“Enhanced Safe Harbor Match”).

(iii) Allocation. Such contribution shall be allocated to the Participant’s Safe Harbor Matching Account, which shall be included as part of the Participant’s Combined Account.

(iv) Payroll by Payroll Basis. The matching contributions under this Article XI shall be determined on a payroll by payroll basis.

(d) No Year of Service or Last Day Required. The contributions provided by this Article XI shall be made without regard to whether a Participant has completed a Year of Service during the Plan Year, or whether the Participant is employed on the last day of the Plan Year.

(e) Deposit. The contributions required by this Article XI shall be deposited by the Employer within 12 months after the close of the Plan Year.

11.03 Election and Notice.

(a) The provisions of this Article XI shall only be applicable if the conditions of subsections (b) and (c) are satisfied.

(b) Election.

(i) Method. Each Plan Year the Employer may elect to make a contribution to the Plan pursuant to Section 11.02 (b) or (c). Such election shall be made by resolution of its governing body. Such resolution shall set forth the applicable contribution approach to be used for such Plan Year.

(ii) Timing. Except as provided by subclause (iii), the Employer must make the election under subclause (i) prior to the beginning of the Plan Year in sufficient time to allow for the distribution of the Notice as set forth in subsection (c).

(iii) Plan Year End Election Approach. Notwithstanding the foregoing, pursuant to IRS Notice 2000-3, the Employer shall be entitled to use a Plan Year End Election Approach. Under this approach, the Employer may wait until 30 days prior to the end of each Plan Year to elect to make a contribution pursuant to Section 11.02(b). If the Employer adopts the Plan Year End Election Approach, the Employer must provide the Notice as set forth in subsection (c)(i), and the Supplemental Notice as set forth in subsection (c)(iii). The provisions of this subclause (iii) shall only apply in Plan Years that do not use the Prior Year ADP Testing Method as set forth in Sections 4.03(a)(iv) and 4.03(f) or the Prior Year ACP Testing Method as set forth in Sections 4.05(a)(iv) and 4.05(g).

(c) Notice.

(i) Content. The Employer shall provide each Participant with a written notice (Notice) that accurately and comprehensively informs the Participant of his rights and obligations under the Plan. The Notice shall include a description of the applicable Safe Harbor Contribution, a description of the levels of matching contributions (if any), the potential (if any) for a discretionary matching contribution, and the conditions under which such contributions are made, the name of the plan to which the contributions will be made if other than this Plan, the type and amount of compensation that may be deferred, how to make the election to make Salary Deferral Contributions, the time requirements for filing such an election and the withdrawal and vesting provisions applicable to the Plan contributions. In the event the Employer uses the Plan Year Election Approach set forth in Section 11.03(b)(iii), then the notice provided by this subpart shall be modified to provide that the Employer may decide, during the Plan Year, to make a contribution pursuant to Section 11.02(b), and that the Supplemental Notice provided by subclause (iii) will be provided to Participants if such contribution will be made by the Employer.

(ii) Timing. The Notice required by this Section shall be provided to each Participant at least 30 days, but not more than 90 days before the beginning of each applicable Plan Year.

(iii) Supplemental Notice. If the Employer uses the Plan Year End Election Approach as provided by subsection (b)(iii) above, then the Employer must also provide a Supplemental Notice to all Participants within 30 days prior to the Plan Year End. The Supplemental Notice must inform the Participants that the Employer will make an Employer Safe Harbor 3% Contribution for the Plan Year.

(d) Participant Election. Upon receipt of the Notice, a Participant shall have a reasonable period (at least 30 days) to make or change his election pursuant to Section 4.02 (a) for the forthcoming Plan Year.

11.04 Application of Other Provisions.

(a) Employer Safe Harbor 3% Contribution. In the event the Employer has made a contribution pursuant to Section 11.02 (b) and the notice required by Section 11.03 (b) has been timely provided, then the Plan shall be treated as automatically satisfying the requirements of:

(i) Section 4.03 and 9.01.

(ii) Section 4.05 provided that any Employer Matching Contributions permitted by the Plan shall not be made with respect to any employee after-tax contributions (if permitted by Section 8.14) or Salary Deferral Contributions that exceed 6% of a Participant’s Compensation; and the rate of Employer Matching Contributions may not increase as the rate of employee after-tax contribution (if permitted by Section 8.14) or Participant’s Salary Deferral Contribution increases and the rate of Employer Matching Contribution that would apply with respect to any Highly Compensated Participant shall not exceed the rate of Employer Matching Contribution that would apply with respect to any non-Highly Compensated Participant who contributed at the same rate of Participant’s Salary Deferral; and in no event shall the Employer Matching Contributions provided by Section 4.04 exceed 4% of a Participant’s Compensation.

(b) Employer Safe Harbor Match Contribution. In the event the Employer has made a contribution pursuant to Section 11.02 (c) and the notice required by Section 11.03 (b) has been timely provided, then the Plan shall be treated as automatically satisfying the requirements of:

(i) Section 4.03 provided that the rate of any Matching Contributions under the Plan that would apply with respect to any Highly Compensated Participant is not greater than the rate of any Matching Contributions under the Plan that would apply to any non-Highly Compensated Participant who has contributed at the same rate of Participant’s Salary Deferral Contributions.

(ii) Section 4.05 provided that:

(A) if the Employer has made a Basic Match pursuant to Section 11.02 (c) (i), no other Matching Contributions shall be made under the Plan; or

(B) if the Employer has made an Enhanced Match pursuant to Section 11.02 (c)(ii), such contribution shall only be made with respect to Participant’s Salary Deferral Contributions which do not exceed 6% of such Participant’s Compensation, and no other Matching Contributions shall be made under the Plan; and

(C) further provided that in no event shall the Employer Matching Contributions provided by Section 4.04 exceed 4% of a Participant’s Compensation.

(iii) Section 9.01 shall not be treated as automatically satisfied.

(c) Distribution Restrictions. Except as provided in subsection (d), contributions made pursuant to this Article XI shall be subject to the restrictions imposed by Section 4.02 (d).

(d) Hardship Distributions Prohibited. The provisions of Section 4.02 (d) permitting a distribution for reasons of hardship shall not apply to any contributions made pursuant to this Article XI.

(e) Vesting. A Participant’s Employer Safe Harbor 3% Contribution Account and Employer Safe Harbor Matching Account shall always be nonforfeitable.

(f) After Tax Contribution. Notwithstanding any other provision of this Article XI, if the Plan permits after-tax contributions pursuant to Section 8.14, then such contributions must still satisfy the requirements of Section 4.05 using the current year method.

(g) Current Year Method. In the event that the Employer has made an election to make a contribution pursuant to this Article XI for any Plan Year, then the Plan shall not be permitted to elect to use the Prior Year ADP Testing Method as set forth in Sections 4.03(a)(iv) and 4.03(f) or the Prior Year ACP Testing Method as set forth in Sections 4.05(a)(iv) and 4.05(g) for that Plan Year.

11.05 Revocation of Election By Employer.

(a) Revocation. Notwithstanding the foregoing, the Employer may elect to prospectively eliminate or suspend the Employer Safe Harbor 3% Contribution and Employer Safe Harbor Matching Contributions during the Plan Year provided a supplemental notice is provided to Participants explaining the consequences of the elimination or suspension of these contributions and informing the Participants of the effective date of the elimination or suspension of such contributions, and that the Participant shall have a reasonable time and opportunity to change their elections that were made under Section 4.02(a).

(b) Effective Date of Revocation. The elimination or suspension provided by this Section may not be effective prior to the later of (i) 30 days after Participants receive the supplemental notice required by subsection (a); or (2) the date of the election to provided by subsection (a).

(c) Participant’s Right to Change Election. In the event a Participant receives a notice pursuant to this Section, the Participant shall have a reasonable time and opportunity to modify their elections that were made pursuant to Section 4.02(a).

(d) The Plan shall not be permitted to elect to use the Prior Year ADP Testing Method as set forth in Sections 4.03(a)(iv) and 4.03(f) or the Prior Year ACP Testing Method as set forth in Sections 4.05(a)(iv) and 4.05(g) for that Plan Year.

This Plan and Trust has been executed this              day of                     , 2002 at Willimantic, Connecticut.

WITNESSES AS TO ALL	EMPLOYER SAVINGS INSTITUTE

By
Title:

TRUSTEES SAVINGS INSTITUTE TRUST DEPARTMENT

By
Title:

SAVINGS INSTITUTE PROFIT SHARING

AND 401(K) SAVINGS PLAN

EGTRRA “GOOD FAITH” AMENDMENTS

1.1 Adoption and effective date of amendment. This amendment of the Plan is adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”). This amendment is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder. Except as otherwise provided, this amendment shall be effective as of the first day of the first plan year beginning after December 31, 2001.

1.2 Supersession of inconsistent provisions. This amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment.

INCREASE IN COMPENSATION LIMIT (Section 2.06)

2.1 The annual Compensation of each Participant taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(B). Annual Compensation means Compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the determination period that begins with or within such calendar year.

ELECTIVE DEFERRALS — CONTRIBUTION LIMITATION (Section 4.02(a))

3.1 Section 4.02(a) shall be amended to read as follows: “4.02(a) Election. Subject to the provisions of Section 4.03, a Participant may elect, by salary reduction agreement provided by the Administrator, to have the Employer contribute to the Plan, on the Participant’s behalf, a portion of his Compensation, which amount shall be deemed the Participant’s Deferred Compensation. No Participant shall be permitted to have elective deferrals made under this Plan, or any other qualified plan maintained by the Employer during any taxable year, in excess of the dollar limitation contained in Code Section 402(g) in effect for such taxable year, except to the extent permitted under Section 4.1 of this amendment and Code Section 414(v), if applicable.”

CATCH-UP CONTRIBUTIONS (Section 4.02)

4.1 Any Participant who is eligible to make elective deferrals under Section 4.02(a) of this Plan and who has attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of Code Section 414(v). Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of the making of such catch-up contributions. Contributions under this provision shall be allocated to the Participant’s Salary Deferral Account.

SUSPENSION PERIOD FOLLOWING

HARDSHIP DISTRIBUTION (Section 4.02(d))

5.1 A participant who receives a distribution of elective deferrals after December 31, 2001, on account of hardship shall be prohibited from making elective deferrals and employee contributions under this and all other plans of the Employer for 6 months after receipt of the distribution. A Participant who receives a distribution of elective deferrals in calendar year 2001 on account of hardship shall be prohibited from making elective deferrals and employee contributions under this and all other plans of the Employer for a period of 6 months after receipt of the distribution or until January 1, 2002, if later.

REPEAL OF MULTIPLE USE TEST (Section 4.06)

6.1 Effective for Plan Years beginning after December 31, 2001, Section 4.06 of the Plan shall be deleted and the multiple use test described in Treasury Regulation section 1.401(m)-2 shall not apply.

LIMITATIONS ON CONTRIBUTIONS (Section 5.03(a))

7.1 Effective date. This section shall be effective for Limitation Years beginning after December 31, 2001.

7.2 Maximum annual addition. Except to the extent permitted under Section 4.1 of this amendment and Code Section 414(v), if applicable, Section 5.03(a) shall be amended to read as follows:

“(a) Basic Limitation. Notwithstanding Section 5.02, and except as provided by subsection (b), the amount of “Annual Additions” that may be contributed or allocated to a Participant’s Combined Account during any Limitation Year shall not exceed the lesser of:

(i) $40,000, as adjusted for increases in the cost-of-living under Code Section 415(d), or

(ii) One hundred percent (100%) of the Participant’s Compensation, within the meaning of Code Section 415(c)(3), for such Limitation Year.

The compensation limit referred to in (ii) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code Section 401(h) or Code Section 419A(f)(2)) which is otherwise treated as an Annual Addition.”

VESTING SCHEDULE (Section 6.02(b))

8.1 Effective for Plan Years beginning after December 31, 2001, and only with respect to Participants who have been credited with an Hour of Service under the Plan in any Plan Year beginning after December 31, 2001, Section 6.02(b) of the Plan shall be amended to read as follows:

(b) A Participant’s Salary Deferral Account shall always be nonforfeitable. Except as otherwise required by Section 9.03, a Participant’s Matching Contribution Account and Participant’s Discretionary Contribution Account shall become nonforfeitable in accordance with the following schedule:

Participant’s Completed Years of Service	Nonforfeitable Percentage
2	25%
3	50%
4	75%
5	100%

ROLLOVERS DISREGARDED IN INVOLUNTARY CASH-OUTS (Article VI)

9.1 Applicability and effective date. This section shall be effective with respect to any distributions occurring after December 31, 2001.

9.2 Rollovers disregarded in determining value of account balance for involuntary distributions. For purposes of Article VI of the Plan, the determination of whether the Participant’s Combined Account exceeds $5,000, shall be determined without regard to that portion of the Participant’s Combined Account that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16).

DIRECT ROLLOVERS OF PLAN DISTRIBUTIONS (Section 8.09)

10.1 Effective date. This section shall apply to distributions made after December 31, 2001.

10.2 Modification of definition of Eligible Retirement Plan. For purposes of the direct rollover provisions in Section 8.09 of the Plan, an Eligible Retirement Plan shall also mean an annuity contract described in Code Section 403(b) Code and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the Alternate Payee under a qualified domestic relation order, as defined in Code Section 414(p).

10.3 Modification of definition of Eligible Rollover Distribution to exclude hardship distributions. For purposes of the direct rollover provisions in Section 8.09 of the Plan, any amount that is distributed on account of hardship shall not be an Eligible Rollover Distribution and the distributee may not elect to have any portion of such a distribution paid directly to an Eligible Retirement Plan.

10.4 Modification of definition of Eligible Rollover Distribution to include after-tax employee contributions. For purposes of the direct rollover provisions in Section 8.09 of the Plan, a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or (b), or to a qualified defined contribution plan described in Code Section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

11.1 [RESERVED]

PLAN LOANS FOR OWNER-EMPLOYEES AND SHAREHOLDER-EMPLOYEES (Section 8.11)

12.1 Effective for plan loans made after December 31, 2001, Section 8.11(k), and any other Plan provisions prohibiting loans to any Owner-Employee or Shareholder-Employee shall be deleted, and shall cease to apply.

MODIFICATION OF TOP-HEAVY RULES (Article IX)

13.1 Effective date. This section shall apply for purposes of determining whether the Plan is a top-heavy plan under Code Section 416(g) for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of Code Section 416(c) for such years. This section amends Article IX of the Plan.

13.2 Determination of top-heavy status.

13.2.1 Key Employee. Key Employee means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of the Employer having annual Compensation greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having annual Compensation of more than $150,000. For this purpose, annual Compensation means Compensation within the meaning of Code Section 415(c)(3). The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

13.2.2 Determination of present values and amounts. This section 2.2 shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of Employees as of the Determination Date.

13.2.2.1 Distributions during year ending on the Determination Date. The present values of accrued benefits and the amounts of account balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the 1-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than separation from service, death, or Disability, this provision shall be applied by substituting “5-year period” for “1-year period.”

13.2.2.2 Employees not performing services during year ending on the Determination Date. The accrued benefits and accounts of any individual who has not performed services for the Employer during the 1-year period ending on the Determination Date shall not be taken into account.

13.3. Minimum benefits.

13.3.1 Matching contributions. Employer Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) and the Plan. The preceding sentence shall apply with respect to Matching Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as Matching Contributions for purposes of the actual contribution percentage test and other requirements of Code Section 401(m).

14.1 Safe-harbor 401(k) Provisions (Article XI). The top-heavy requirements of Code Section 416 and Section 9.01 of the Plan shall not apply in any year beginning after December 31, 2001, in which the plan consists solely of a cash or deferred arrangement which meets the requirements of Code Section 401(k)(12) and matching contributions with respect to which the requirements of Code Section 401(m)(11) are met.

DISTRIBUTION UPON SEVERANCE FROM EMPLOYMENT

15.1 Effective date. This section shall apply for distributions and severances from employment occurring after December 31, 2001, regardless of when the severance from employment occurred.

15.2 New distributable event. A Participant’s Salary Deferral Account, qualified nonelective contributions, qualified matching contributions, and earnings attributable to these contributions shall be distributed on account of the participant’s severance from employment. However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed.

All other provisions of the Plan are confirmed and ratified.

IN WITNESS WHEREOF, this Amendment has been executed this      day of ,                      2002, at                                 , Connecticut.

WITNESSES AS TO ALL	EMPLOYER AND ADMINISTRATOR

By
Title:

TRUSTEES

SECOND AMENDMENT TO

SAVINGS INSTITUTE

PROFIT SHARING AND 401(K) SAVINGS PLAN

WHEREAS, pursuant to a resolution of its governing body, SAVINGS INSTITUTE (“the Company”) has adopted this Amendment this 17th day of March, 2004;

WHEREAS, the Company adopted, effective January 1, 1990, the above entitled plan (“the Plan”);

WHEREAS, the Company amended, effective January 1, 1997, the Plan and restated it in its entirety for GUST;

WHEREAS, the Company desires to amend the Plan;

NOW THEREFORE, effective April 1, 2004, the Plan is further amended as follows:

1.	ARTICLE II, Section 2.29(a) is deleted and shall be shown as [RESERVED].

2.	ARTICLE III, Section 3.01(a) is amended to read as follows:

(a) Except as provided in subsection (b) and (c), every Employee who has completed 90 days of service with the Employer (without regard to the number of Hours of Service performed) and attained age twenty-one (21) shall become a Participant in this Plan on the applicable Entry Date.

3.	ARTICLE III, Section 3.02(a) is amended to read as follows:

(a) Except as provided in subsection (b), “Entry Date” shall mean the Effective Date, and the first day of the calendar month coinciding with or next following the completion of the requirements of Section 3.01(a).

4.	ARTICLE IV, Section 4.02(b) is amended to read as follows:

(b) Payroll Authorization. Any Participant making the election provided in subsection (a), must authorize, by said salary reduction agreement, the Employer to deduct from the Participant’s pay an amount equal to his Participant’s Deferred Compensation. The Administrator shall adopt a policy that shall set forth how a Participant may change his election under subsection (a) and the amount of his payroll deduction under this subsection (b). A Participant shall be allowed to modify such election as of the first day of any calendar quarter and may revoke such election at any time during the Plan Year upon 30 days written notice to the Administrator.

5.	ARTICLE V, Section 5.02(c) is amended to read as follows:

(c) Employer Discretionary Contributions. Employer Discretionary Contributions made pursuant to Section 4.07 shall first be applied to restore the Forfeited portions of a Participant’s Combined Account pursuant to Section 6.02(c) and any remaining Employer Discretionary Contribution shall be allocated by the Administrator, as of each Anniversary Date, to the Participant’s Discretionary Contribution Account of each Participant who is credited with a Year of Service during the Plan Year in the same proportion that each such Participant’s Compensation bears to the total Compensation of all such Participants.

All other provisions of the Plan are confirmed and ratified.

WITNESSES	EMPLOYER & ADMINISTRATOR SAVINGS INSTITUTE

By
Title: